                            STOCK PURCHASE AGREEMENT


                                      AMONG


                               SAMUEL CLARKE, JR.,


                             CLAUDE M. WALKER, JR.,


                                JAMES H. WALKER,


                              STANDARD CORPORATION


                                       AND


                      UNION TRANSPORT (U.S.) HOLDINGS, INC.


                          DATED AS OF OCTOBER 11, 2002

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                               TABLE OF CONTENTS

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ARTICLE I         THE PURCHASE..............................................................1

        1.1    Purchase and Sale............................................................1
        1.2    Consideration................................................................1
        1.3    Post-Closing Adjustment......................................................2
        1.4    Earn-Out.....................................................................4
        1.5    Closing......................................................................9
        1.6    Taking of Necessary Action; Further Action..................................10

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF THE SELLERS............................10

        2.1    Organization of the Company and its Subsidiary..............................10
        2.2    Company Capital Structure...................................................11
        2.3    Subsidiaries................................................................12
        2.4    Authority...................................................................12
        2.5    No Conflict.................................................................12
        2.6    Consents....................................................................13
        2.7    Company Financial Statements................................................13
        2.8    No Undisclosed Liabilities..................................................14
        2.9    Absence of Changes..........................................................14
        2.10   Tax Matters; Subchapter "S"; Distributions..................................16
        2.11   Restrictions on Business Activities.........................................17
        2.12   Title to Properties; Absence of Liens and Encumbrances; Condition of
               Equipment...................................................................18
        2.13   Intellectual Property.......................................................22
        2.14   Agreements, Contracts and Commitments.......................................22
        2.15   No Defaults.................................................................23
        2.16   Interested Party Transactions...............................................23
        2.17   Governmental Authorization..................................................24
        2.18   Litigation..................................................................24
        2.19   Accounts Receivable.........................................................24
        2.20   Minute Books................................................................25
        2.21   Environmental Matters.......................................................25
        2.22   Employee Benefit Plans and Compensation.....................................26
        2.23   Insurance...................................................................29
        2.24   Compliance with Laws........................................................30
        2.25   Complete Copies of Materials................................................30
        2.26   Suppliers and Customers.....................................................30
        2.27   Inventory...................................................................30
        2.28   Disclosure..................................................................30
        2.29   Disclaimer of Other Representations and Warranties..........................30
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                                      -i-

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                               TABLE OF CONTENTS
                                  (continued)
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ARTICLE III       FURTHER REPRESENTATIONS AND WARRANTIES OF THE SELLERS....................30

        3.1    Investment Representations..................................................31
        3.2    Company Capital Stock.......................................................32
        3.3    Tax Matters.................................................................32
        3.4    Absence of Claims by the Sellers............................................32


ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................33

        4.1    Organization and Standing...................................................33
        4.2    Authority...................................................................33
        4.3    No Conflict.................................................................33
        4.4    Consents....................................................................33
        4.5    UTi Ordinary Shares.........................................................34
        4.6    Disclaimer of Other Representations and Warranties..........................34


ARTICLE V         CONDUCT PRIOR TO THE EFFECTIVE TIME......................................34

        5.1    Conduct of Business of the Company..........................................34
        5.2    No Solicitation.............................................................37
        5.3    Third Party Confidentiality Agreements......................................37


ARTICLE VI        ADDITIONAL AGREEMENTS....................................................38

        6.1    Access to Information.......................................................38
        6.2    Confidentiality.............................................................38
        6.3    Expenses....................................................................38
        6.4    Consents....................................................................39
        6.5    Reasonable Efforts..........................................................39
        6.6    Notification of Certain Matters.............................................39
        6.7    Additional Documents and Further Assurances.................................40
        6.8    FIRPTA Compliance...........................................................40
        6.9    Employment Matters..........................................................40
        6.10   Broker's Fees...............................................................40
        6.11   Outstanding Debt............................................................40
        6.12   Restrictions Regarding Transfers of Shares..................................41
        6.13   Long Term Incentive Plan Releases...........................................41
        6.14   Short Term Incentive Plan...................................................42
        6.15   Sellers' Representative.....................................................42
        6.16   Advisory Council............................................................42
        6.17   Sage Mill Releases..........................................................43
        6.18   S Corporation Deposits......................................................44
        6.19   Management Earn-Out Incentive Plan..........................................45
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                                      -ii-

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                               TABLE OF CONTENTS
                                  (continued)
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        6.20   Payment of Costs............................................................45
        6.21   Sellers' Certificates.......................................................45


ARTICLE VII       CONDITIONS TO THE PURCHASE...............................................45

        7.1    Conditions to Obligations of Each Party to Effect the Purchase..............45
        7.2    Conditions to Obligations of the Sellers....................................46
        7.3    Conditions to the Obligations of Purchaser..................................47


ARTICLE VIII      TAX MATTERS..............................................................49

        8.1    Taxes.......................................................................49
        8.2    Returns.....................................................................50
        8.3    Conduct of Audits and Other Procedural Matters..............................51
        8.4    Assistance and Cooperation..................................................52


ARTICLE IX        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION AND
                  ESCROW; SELLERS..........................................................52

        9.1    Survival of Representations and Warranties..................................52
        9.2    Indemnification and Escrow Arrangements.....................................53


ARTICLE X         TERMINATION, AMENDMENT AND WAIVER........................................55

        10.1   Termination.................................................................55
        10.2   Effect of Termination.......................................................56
        10.3   Amendment...................................................................56
        10.4   Extension; Waiver...........................................................56


ARTICLE XI        GENERAL PROVISIONS.......................................................57

        11.1   Notices.....................................................................57
        11.2   Interpretation..............................................................57
        11.3   Counterparts................................................................58
        11.4   Entire Agreement; Assignment................................................58
        11.5   Severability................................................................58
        11.6   Other Remedies..............................................................58
        11.7   Governing Law...............................................................58
        11.8   Alternative Dispute Resolution..............................................58
        11.9   Attorneys' Fees.............................................................59
        11.10  Rules of Construction.......................................................59


ARTICLE XII       DEFINITIONS..............................................................59

        12.1   Definitions.................................................................59

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                                     -iii-

                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October 11, 2002 by and among Union-Transport (U.S.) Holdings, Inc., a Delaware corporation ("Purchaser"), Standard Corporation, a South Carolina corporation (the "Company") and Claude M. Walker, Jr., James H. Walker and Samuel Clarke, Jr. (collectively, the "Sellers").

                                    RECITALS


        A. The Boards of Directors of each of Purchaser and the Company believe it is in the best interests of each company and its respective shareholders that Purchaser acquire all issued and outstanding shares of capital stock of the Company (the "Company Capital Stock").

        B. Sellers own all of the issued and outstanding shares of Company Capital Stock and Purchaser desires to acquire all of the issued and outstanding Company Capital Stock (the "Purchase") from Sellers.

        C. The Sellers and the Company, on the one hand, and Purchaser, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Purchase.

        NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                    ARTICLE I

                                  THE PURCHASE

        1.1 Purchase and Sale. At the Closing (as defined in Section 1.5) and subject to and upon the terms and conditions of this Agreement, Purchaser shall purchase for the Purchase Price (as defined in Section 1.2 and as adjusted as provided for in this Agreement) from the Sellers and the Sellers shall sell, convey, transfer, assign and deliver to Purchaser, free and clear of all Liens, encumbrances or other defects of title, all of the issued and outstanding shares of Company Capital Stock including all rights attached or accruing to the Company Capital Stock as of the Closing.

        1.2 Consideration. The purchase price (the "Purchase Price") for the Company Capital Stock and for the Non-Competition Agreements (as defined below) shall consist of the following:

            (a) An amount in cash equal to $45,500,000 (the "Cash
Consideration"), subject to post-closing adjustment as set forth in Section 1.3 below, from which amount the Indemnity Escrow Amount (as defined below), Sellers' Phase I Costs (as defined below),

$7,294,537.04 to be paid to Bank of America on behalf of the Sellers, and $1,041,213.32 to be paid to Samuel Clarke on behalf of Sellers shall be deducted as provided for below in this Section 1.2;

            (b) At the Closing, Purchaser shall withhold *** (the "Indemnity Escrow Amount") from the Cash Consideration and deposit the Indemnity Escrow Amount into escrow as collateral for the indemnification obligations of the Sellers under Article IX hereof pursuant to the provisions of the Indemnity Escrow Agreement substantially in the form of Exhibit A attached hereto (the "Indemnity Escrow Agreement") to be entered into at the Closing by and among Purchaser, the Sellers and the escrow agent named therein (the "Indemnity Escrow Agent");

            (c) At the Closing, Purchaser shall deposit $4,000,000 (the "EBITDA Escrow Amount") into the EBITDA Escrow Amount into escrow pursuant to the provisions of the EBITDA Escrow Agreement substantially in the form of Exhibit B attached hereto (the "EBITDA Escrow Agreement") to be entered into at the Closing by and among Purchaser, the Sellers and the escrow agent named in the EBITDA Escrow Agreement (the "EBITDA Escrow Agent");

            (d) The Contingent Earn-Out Payments (as defined below), subject to the fulfillment of the conditions specified in Section 1.4 hereof; and

            (e) The number of restricted UTi Ordinary Shares (the "Earn-Out Advance Shares") valued at $3,000,000 at the Closing based on the Trading Price (the "Earn-Out Advance") as a non-refundable advance to be applied against the Contingent Earn-Out Payments. The stock certificates for the Earn-Out Advance Shares are to be held in pledge as provided for in Section 6.17(g) below.

        1.3 Post-Closing Adjustment. The Cash Consideration paid according to
Section 1.2(b), (and accordingly, the resulting Purchase Price) shall be subject to adjustment as provided for in this Section 1.3.

            (a) After the Closing, the Cash Consideration payable to Sellers shall be subject to an adjustment to the extent that the "Net Tangible Assets" (as defined in Section 1.3(b) below) of the Company as of the Effective Time is greater or less than *** (the "Minimum Amount").

            (b) As used herein, the term "Net Tangible Assets" means the stockholders' equity in the Company as of the Effective Time determined in accordance with GAAP and the written accounting policies of the Company identified in Exhibit C hereto (the "Company's Accounting Policies").

            (c) Not later than forty-five (45) days after the Closing Date, Purchaser shall furnish the Sellers and Grant Thornton LLP ("Grant Thornton") a statement of the Company's Net Tangible Assets as of the Effective Time (the "Effective Time Balance Sheet") and a schedule setting forth the amount by which the Company's Net Tangible Assets as of the


-----------------
*** Information omitted and filed separately with the Commission for confidential treatment.

Effective Time equals, is greater than or is less than, the Minimum Amount. The result is referred to herein as the "Adjustment Amount." At the request of Sellers, Purchaser shall provide Grant Thornton with reasonable access during normal business hours to the Company's work papers and accounting records supporting Purchaser's calculations of the Effective Time Balance Sheet and the Adjustment Amount calculations. In reviewing the Effective Time Balance Sheet and the Adjustment Amount, Grant Thornton shall make a determination that such calculations were prepared in accordance with GAAP and the Company's Accounting Policies. At the request of Purchaser, Sellers shall cause Grant Thornton to respond to any of Purchaser's questions and comments regarding the application of the policies and procedures used by Grant Thornton. The parties agree that the cost and expense of Grant Thornton's review of the Effective Time Balance Sheet and Adjustment Amount shall be the sole responsibility of Sellers.

            (d) Within thirty (30) days of Sellers' receipt of the Effective Time Balance Sheet and the calculation of the Adjustment Amount, Sellers shall cause Grant Thornton to complete its review and indicate in writing to both Purchaser and the Sellers whether Grant Thornton agrees with Purchaser's calculations of the Effective Time Balance Sheet and the Adjustment Amount or, if they disagree, indicate such disagreement stating the facts and circumstances which support the reasonableness of their disagreement (such findings are referred to herein as the "Grant Thornton Findings"). Within thirty (30) days of Purchaser's receipt of the Grant Thornton Findings, Purchaser shall deliver to Sellers a written statement indicating whether Purchaser agrees with the Grant Thornton Findings or if Purchaser disagrees, a description of Purchaser's reasons for disagreement, including the amounts of any proposed modifications, the items to which such modifications relate and the facts and circumstances supporting the reasonableness and propriety of such modifications (an "Effective Time Statement of Objection"). If Purchaser does not deliver to Sellers an Effective Time Statement of Objection to the calculations set forth in the Grant Thornton Findings within such period, then the calculations set forth in the Grant Thornton Findings shall be final, conclusive and binding on the parties. Within ten (10) days of Sellers' receipt of an Effective Time Statement of Objection, Sellers shall ask Grant Thornton to review the Grant Thornton Findings, the Effective Time Balance Sheet and the calculation of the Adjustment Amount which is the subject of the Effective Time Statement of Objection, and such statement and the relevant calculations, as so reviewed by Grant Thornton (the "Reviewed Adjustment Amount"), shall be redelivered to Purchaser within thirty (30) days. If Purchaser continues to have objections to the Reviewed Adjustment Amount, Purchaser must state such objections in a writing including the amounts of any proposed modifications, the items to which such modifications relate and the facts and circumstances supporting the reasonableness and propriety of such modifications (an "Effective Time Objection Confirmation"). The Effective Time Objection Confirmation must be delivered by Purchaser to Sellers within thirty (30) days of receipt by Purchaser of the Reviewed Adjustment Amount. Sellers and Purchaser shall use reasonable efforts to resolve any disputes regarding the Effective Time Balance Sheet and the calculation of the Adjustment Amount in question that are timely raised by Purchaser in an Effective Time Closing Statement of Objection and in an Effective Time Objection Confirmation.

            (e) The parties are unable to resolve their disagreements regarding the Effective Time Balance Sheet and the calculation of the Adjustment Amount, then within thirty (30) days after Sellers' receipt of the Effective Time Objection Confirmation, either party may within five (5) business days of the end of that thirty (30) day period provide written notice to the other that they desire to submit the dispute for resolution to an office in Charlotte, North Carolina of one of the four largest firms of independent certified public accountants, other than Purchaser's or Sellers' accountants (the "Accountant"). If Sellers and Purchaser do not agree upon the selection of the Accountant, the selection will be made by the Charlotte office of the American Arbitration Association ("AAA") in accordance with the criteria specified above or, if no such Accountant is available or willing to resolve the dispute, the AAA shall select the next largest accounting firm from which a qualified accountant is available from an office of such firm in Charlotte, North Carolina; provided, however, that such firm cannot be Grant Thornton. Each of Purchaser and Sellers may submit such information to the Accountant as such party deems relevant. The Accountant shall, as soon as reasonably possible after appointment as provided herein, render its determination as to the Effective Time Balance Sheet and the calculation of the Adjustment Amount in question, and the amounts as so determined shall be final and binding on the Purchaser and Sellers. The fees and expenses of AAA and of the Accountant shall be split equally between Sellers on the one hand and the Purchaser on the other hand. The dispute resolution mechanism contained in Sections 1.3(d) and 1.3(e) shall be the exclusive mechanism for resolving disputes regarding the determination of the Effective Time Balance Sheet and the calculation of the Adjustment Amount.

            (f) Within thirty (30) days after Sellers receive Purchaser's confirmation that Purchaser agrees with the determination of the Effective Time Balance Sheet and the calculation of the Adjustment Amount or upon the expiration of the period of time Purchaser may deliver an Effective Time Statement of Objection if no such statement is delivered or, within thirty (30) days of the resolution of any dispute regarding such calculation, whichever is later, Sellers shall pay to Purchaser the Adjustment Amount if such amount is negative or Purchaser shall pay to Sellers the Adjustment Amount if such amount is positive. Such payments shall be paid by wire transfer.

        1.4 Earn-Out. As adjusted pursuant to Section 1.3 above, Sellers may be entitled to receive additional earn-out payments as set forth in this Section 1.4.

            (a) For purposes of this Section 1.4, the following terms shall have the following meanings:

        "Contingent Earn-Out Payment" means the First Period Earn-Out Amount and/or the Second Period Earn-Out Amount to the extent the applicable requisite thresholds are exceeded, as the context requires. The total amount of Contingent Earn-Out Payments that can ever be paid to Sellers shall be subject to the limitations set forth in Section 1.4(h) below.

        "Earn-Out EBITDA" shall mean the result of the Company's EBITDA including Qualified Expenses. The following items will be excluded from the calculations of the Earn-Out EBITDA: ***


-----------------
*** Information omitted and filed separately with the Commission for confidential treatment.

        "Earn-Out Multiplier" shall mean ***.

        "EBITDA" shall mean the Company's earnings before interest, taxes, depreciation and amortization expenses, determined in accordance with GAAP and the Company's Accounting Policies.

        "Extraordinary Expenses or Income" shall mean material expenses or income arising outside of the ordinary course of business which are not consistent with the Company's current business plans or recent conduct of business (the parties agree that such recent conduct of business includes the expansion of business by opening new facilities).

        "First Period" shall mean the 12-month period commencing October 1, 2002 through September 30, 2003.

        "First Period Earn-Out Amount" shall mean (i) the extent by which the Earn-Out EBITDA calculated for the First Period exceeds the First Period EBITDA Baseline, multiplied by (ii) the applicable Earn-Out Multiplier; provided, however, that no First Period Earn-Out Amount shall be due or owing to Sellers unless the Earn-Out EBITDA calculated for the First Period exceeds the First Period EBITDA Threshold.

        "First Period EBITDA Baseline" shall mean ***.

        "First Period EBITDA Threshold" shall mean ***.

        "Qualified Expenses" means the costs for services and other benefits provided to the Company by the Group after the Closing to the extent that (a) similar services were previously provided to the Company either by the Company's own personnel or third parties, and such services are provided to the Company by the Group after the Closing at a cost which is consistent with the costs and expenses incurred by the Company in the ordinary course of its business prior to the Closing, or (b) for services and benefits which do not qualify under (a), such services and other benefits are approved in advance by the Council.

        "Second Period" shall mean the 12-month period commencing October 1, 2003 through September 30, 2004.

        "Second Period Earn-Out Amount" shall mean (i) the extent by which the Earn-Out EBITDA calculated for the Second Period exceeds the Second Period EBITDA Baseline, multiplied by (ii) the applicable Earn-Out Multiplier; provided, however, that no Second Period Earn-Out Amount shall be due or owing to Sellers unless the Earn-Out EBITDA calculated for the Second Period exceeds the Second Period Threshold.

        "Second Period EBITDA Baseline" means the greater of either (i) the First Period EBITDA Threshold or (ii) the Company's Earn-Out EBITDA calculated for the First Period.


-----------------
*** Information omitted and filed separately with the Commission for confidential treatment.

        "Second Period EBITDA Threshold" shall mean ***.

            (b) Purchaser shall use its reasonable efforts to provide to Sellers and Grant Thornton, not later than sixty (60) days following the end of the each of the First Period and the Second Period, a statement for such period (each statement an "EBITDA Settlement Statement"). The EBITDA Settlement Statement for the First Period shall set forth in reasonable detail (i) the Earn-Out EBITDA calculated for the First Period and (ii) if the Earn-Out EBITDA calculated for the First Period exceeds the First Period EBITDA Threshold, the First Period Earn-Out Amount (it being understood that no First Period Earn-Out Amount shall be due or owing to Sellers unless the Earn-Out EBITDA calculated for the First Period exceeds the First Period EBITDA Threshold). The EBITDA Settlement Statement for the Second Period shall set forth in reasonable detail (i) the Earn-Out EBITDA calculated for the Second Period and (ii) if the Earn-Out EBITDA calculated for the Second Period exceeds the Second Period EBITDA Threshold, the Second Period Earn-Out Amount (it being understood that no Second Period Earn-Out Amount shall be due or owing to Sellers unless the Earn-Out EBITDA Calculated for the Second Period exceeds the Second Period EBITDA Threshold). At the request of Sellers, Purchaser shall provide Grant Thornton with reasonable access during normal business hours to the Company's work papers and accounting records supporting Purchaser's calculations set forth in the EBITDA Settlement Statement. In reviewing the EBITDA Settlement Statement, Grant Thornton shall make a determination that such calculations were prepared in accordance with GAAP and the Company's Accounting Policies. At the request of Purchaser, Sellers shall cause Grant Thornton to respond to any of Purchaser's questions and comments regarding the application of the policies and procedures used by Grant Thornton. The parties agree that the cost and expense of Grant Thornton's review of the EBITDA Settlement Statement shall be the sole responsibility of Sellers.

            (c) Within thirty (30) days of Sellers' receipt of an EBITDA Settlement Statement, Sellers shall cause Grant Thornton to complete its review and indicate in writing to both the Purchaser and Sellers whether Grant Thornton agrees with Purchaser's calculation of the Contingent Earn-Out Payment (if any) as set forth in the EBITDA Settlement Statement or, if they disagree, indicate such disagreement stating the facts and circumstances which support the reasonableness of their disagreement (such findings are referred to herein as the "Grant Thornton Earn-Out Findings"). Within thirty (30) days of Purchaser's receipt of the Grant Thornton Earn-Out Findings, Purchaser shall deliver to Sellers a written statement indicating whether Purchaser agrees with the Grant Thornton Earn-Out Findings or if Purchaser disagrees, a description of Purchaser's reasons for disagreement, including the amounts of any proposed modifications, the items to which such modifications relate and the facts and circumstances supporting the reasonableness and propriety of such modifications (an "Earn-Out Statement of Objection"). If Purchaser does not deliver to Sellers an Earn-Out Statement of Objection to the Grant Thornton Earn-Out Findings within such period, then the calculations set forth in the Grant Thornton Earn-Out Findings shall be deemed final, conclusive and binding on the parties. Within ten (10) days of Sellers' receipt of an Earn-Out Statement of Objection, Sellers shall ask Grant Thornton to review the calculations on the EBITDA Settlement Statement which is the subject of the Earn-Out Statement of Objection and such statement and the relevant calculations, as so reviewed by


-----------------
*** Information omitted and filed separately with the Commission for confidential treatment.

Grant Thornton (the "Reviewed EBITDA Settlement Statement"), shall be redelivered to Purchaser within thirty (30) days. If Purchaser continues to have objections to the Reviewed EBITDA Settlement Statement and the calculations of the relevant Contingent Earn-Out Payment, Purchaser must state such objections in a writing including the amounts of any proposed modifications, the items to which such modifications relate and the facts and circumstances supporting the reasonableness and propriety of such modifications (an "Earn-Out Objection Confirmation"). The Earn-Out Objection Confirmation must be delivered by Purchaser to Sellers within thirty (30) days of receipt of the Reviewed EBITDA Settlement Statement. Sellers and Purchaser shall use reasonable efforts to resolve any disputes regarding the calculations set forth in the Reviewed EBITDA Settlement Statement in question that are timely raised by Purchaser in an Earn-Out Statement of Objection and confirmed in an Earn-Out Objection Confirmation.

            (d) If the parties are unable to resolve their disagreements regarding the calculations set forth in an EBITDA Settlement Statement and the resulting Contingent Earn-Out Payment (if any) within thirty (30) business days after Sellers' receipt of the Earn-Out Objection Confirmation, either party may, within five (5) business days after the end of that thirty (30) business-day period, provide written notice to the other that they desire to submit the dispute for resolution to an office in Charlotte, North Carolina of an Accountant. If Sellers and Purchaser do not agree upon the selection of the Accountant, the selection will be made by the Charlotte office of the AAA or, if no such Accountant is available or willing to resolve the dispute, the AAA shall select the next largest accounting firm from which a qualified accountant is available from an office of such firm in Charlotte, North Carolina; provided, however, that such firm cannot be Grant Thornton. Each of Purchaser and Sellers may submit such information to the Accountant as such party deems relevant. The Accountant shall, as soon as reasonably possible after appointment as provided herein, render its determination as to the amount of the calculations set forth in the EBITDA Settlement Statement and the resulting calculation of Contingent Earn-Out Amount (if any) in question, and the amounts as so determined shall be final and binding on the parties. The fees and expenses of AAA and of the Accountant shall be paid by Purchaser if the Contingent Earn-Out Amount which is the subject of the dispute as finally determined by the Accountant is greater than twenty percent (20%) of the amount determined by Purchaser. Otherwise, Sellers shall be responsible for all of the fees and expenses of AAA and the Accountant. The dispute resolution mechanism contained in Sections 1.4(c) and 1.4(d) shall be the exclusive mechanism for resolving disputes regarding the calculations contained in an EBITDA Settlement Statement or of any Contingent Earn-Out Payment.

            (e) The Contingent Earn-Out Payment (if any) for the First Period shall not be paid until all disputes regarding the calculations regarding the First Period Earn-Out Amount have been resolved in the manner described in this
Section 1.4 and the Contingent Earn-Out Payment (if any) for the Second Period shall not be paid until all disputes regarding the calculations of the Second Period Earn-Out Amount have been resolved in the manner described in this
Section 1.4. In the event a Contingent Earn-Out Payment for the First Period is payable to Sellers as provided for in this Section 1.4, then the Earn-Out Advance shall be applied in full to such Contingent Earn-Out Payment and no Contingent Earn-Out Payment for the First Period shall be due and owing unless the Contingent Earn-Out Payment for the First Period exceeds the

Earn-Out Advance. In the event the Earn-Out Advance exceeds the Contingent Earn-Out Payment for the First Period, then the remainder of the Earn-Out Advance shall be applied against the Contingent Earn-Out Payment for the Second Period until used in full. Thereafter, any remaining Contingent Earn-Out Payment for the Second Period shall be due and owing to Sellers. Regardless of the amounts of the First Period Earn-Out Amount and the Second Period Earn-Out Amount, the Earn-Out Advance shall not be required to be repaid by the Sellers to Purchaser. Subject to the terms of this Agreement, any Contingent Earn-Out Payment for the First Period or the Second Period which is due and owing by Purchaser to Sellers shall be paid within thirty (30) days after Purchaser receives Sellers' confirmation that they agree with the calculations set forth in the EBITDA Settlement Statement or upon the expiration of the period of time Sellers may deliver a Statement of Objection if no such statement is delivered or, within thirty (30) days of the resolution of any dispute regarding such calculations, whichever is later.

            (f) In the event of a breach of any of the Non-Competition Agreements by Sellers, then Purchaser shall have no obligation to make any Contingent Earn-Out Payment which might otherwise be due and payable under the terms of this Agreement.

            (g) Purchaser may make the Contingent Earn-Out Payment for the First Period or the Second Period in any combination of funds transferred by wire transfer or in restricted UTi Ordinary Shares ("Payment Shares"). Notwithstanding the foregoing, the total number of Earn-Out Advance Shares and Payment Shares shall not exceed 10% of the total number of UTi Ordinary Shares issued and outstanding as of the Closing Date.

            (h) The total value of the Contingent Earn-Out Payments that might be due under this Section 1.4 shall not under any circumstances exceed *** (subject to offsets or reductions as provided for in this Agreement), which amount includes the $3,000,000 Earn-Out Advance. This limitation means that regardless of how large the calculations of the Earn-Out EBITDA for the First Period and Second Period turn out to be, the maximum amount of the Contingent Earn-Out Payments for both periods that may be payable to Sellers under any circumstances in addition to the Earn-Out Advance already paid to Sellers is *** (subject to offsets or reductions as provided for in this Agreement).

            (i) After the Earn-Out EBITDA for the Company has been calculated for the First Period and either Purchaser and Sellers have agreed as to the calculation of the Earn-Out EBITDA for the First Period or such calculation has otherwise been finally determined upon the completion of the process set forth in paragraphs (b), (c) and (d) of this Section 1.4, then Purchaser shall deliver to the EBITDA Escrow Agent with instructions as to the disbursements of the EBITDA Escrow Amount (and related remaining interest) as provided for in this
Section 1.4(i) (the "EBITDA Escrow Notice"). The EBITDA Escrow Notice shall instruct Escrow Agent to act in accordance with one of the following three alternatives:


-----------------
*** Information omitted and filed separately with the Commission for confidential treatment.

            (x) If the Earn-Out EBITDA for the First Period is *** or less, then Purchaser shall instruct the EBITDA Escrow Agent to release to Purchaser the entire EBITDA Escrow Amount together with interest remaining thereon (after payment to the EBITDA Escrow Agent of its costs and fees as provided for in the EBITDA Escrow Agreement) shall be returned to Purchaser; or

            (y) If the Earn-Out EBITDA for the First Period is over *** and less than ***, then Purchaser shall instruct the EBITDA Escrow Agent to:

                (1) Release to Sellers *** of the EBITDA Escrow Amount together with one-half the interest remaining in the EBITDA Escrow Account (after payment of to the EBITDA Escrow Agent of its costs and fees as provided for in the EBITDA Escrow Agreement) to Seller; and

                (2) Release to Sellers that portion of the remaining *** of the EBITDA Escrow Amount together with the interest remaining thereon which equals a pro rata portion calculated as follows:

                 the Earn-Out EBITDA for the First Period - ***
                                       ***

        and

                (3) Release to Purchaser the remaining amount of the EBITDA Escrow Amount together with the remaining interest earned thereon; or

            (z) If the Earn-Out EBITDA for the First Period is at or above ***, then Purchaser shall instruct the EBITDA Escrow Agent to release to Sellers the entire EBITDA Escrow Amount together with any interest remaining thereon (after payment to the EBITDA Escrow Agent of its costs and fees as provided for in the EBITDA Escrow Agreement).

        1.5 Closing. Unless this Agreement is earlier terminated pursuant to
Section 10.1 hereof, the closing of the sale and purchase of the Company Capital Stock under this Agreement (the "Closing") shall take place at 6:00 a.m. on October 11, 2002, at the office of Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Seventeenth Floor, Costa Mesa, California 92626-1924 or at such other time or place as the Company, Purchaser and the Sellers may mutually agree (the "Closing Date").

            (a) Deliveries at the Closing. At the Closing, the following parties shall deliver or cause to be delivered the following:

                (i) The Sellers shall deliver to Purchaser certificates, representing all of the issued and outstanding Company Capital Stock, duly endorsed for transfer to Purchaser or with stock assignments duly endorsed in blank;


-----------------
*** Information omitted and filed separately with the Commission for confidential treatment.

                (ii) Purchaser shall deliver to Sellers the Cash Consideration by check or wire transfer of immediately available funds less the Indemnity Escrow Amount, Sellers' Phase I Costs, $7,294,537.04 to be paid to Bank of America on behalf of the Sellers, $1,041,213.32 be paid to Samuel Clarke on behalf of Sellers and other amounts to be withhold therefrom as agreed to by the parties;

                (iii) Purchaser shall deliver to Sellers a copy of a letter from UTi to UTi's transfer agent instructing the transfer agent to issue certificates representing the Earn-Out Advance Shares;

                (iv) The Sellers shall reimburse the Company for the Releases as provided for in Section 6.13; and

                (v) All of the documents, payments, instruments and opinions required to be delivered under Sections 6, 7.1, 7.2 and 7.3 or reasonably required by each Seller, Purchaser or their counsel.

            (b) Deliveries Post-Closing. After the Closing, the certificates representing the Earn-Out Advance Shares are to be retained by Purchaser pursuant to the Stock Pledge Agreement in accordance with Section 6.17(g) below. Such certificates will be stamped with the legends required by this Agreement.

        1.6 Taking of Necessary Action; Further Action. If at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement or to ensure that the Company retains full right, title and possession to any and all assets, property, rights, privileges, powers and franchises of the Company, Purchaser and the officers and directors of the Company after the Closing are fully authorized in the name of their respective corporations to take all such lawful and necessary action. The Company and each of the Sellers agree to take all actions reasonably requested by Purchaser to transfer the Company Capital Stock to Purchaser as contemplated by Section 1.1 of this Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        Each of the Sellers, jointly and severally, hereby represent and warrant to Purchaser that the statements contained in this Article II are true and correct, subject to those exceptions set forth in the disclosure schedules attached hereto and delivered by the Sellers (the "Company Disclosure Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of the Sellers contained in the section of this Agreement corresponding by number to such specific disclosure.

        2.1 Organization of the Company and its Subsidiary. The Company is a corporation duly organized, validly existing and in good standing under the laws of South Carolina. The Company has the corporate power to own its properties and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated by it, or the business conducted by it, require such qualification or license. The Company has delivered a true and correct copy of each of its certificate of incorporation and bylaws and true and correct copies of certificates of incorporation and bylaws for all of its Subsidiaries (collectively, the "Company Charter Documents"), each as amended to date and in full force and effect on the date hereof, to Purchaser. Section 2.1 of the Company Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name except those names listed on
Section 2.1 of the Company Disclosure Schedule.

        2.2 Company Capital Structure

            (a) The authorized capital stock of the Company consists of 10,000 shares of Company common stock, of which 7,000 shares are issued and outstanding. All issued and outstanding Company Capital Stock is held by the Sellers. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non assessable and are currently subject to preemptive rights, though such preemptive rights will be eliminated prior to Closing through appropriate amendments to the Company Charter Documents. All such shares have been issued in compliance with applicable federal, state and foreign securities laws. Since 1986, the Company has not repurchased any shares of Company Capital Stock except in compliance with all applicable federal, state, foreign, or local statues, laws, rules, or regulations, including federal, state and foreign securities laws and any agreements applicable thereto. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

            (b) The Company does not have any stock option plan or other plan providing for equity compensation of any person or granted any options to purchase Company Capital Stock. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.

            (c) There are no other voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Purchase, Purchaser will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock, free and clear of any Liens or other encumbrances of any sort or other restrictions on transfer.

            (d) As of the Closing, there shall be no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any Company stock created by statute, the Company Charter Documents, or any agreement or other arrangement to which the Company is a party (written or oral) or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party

(written or oral) pursuant to which the Company has the right to elect to satisfy any liability of the Company by issuing any capital stock.

        2.3 Subsidiaries. Effective September 30, 2002, the Company disposed of all of its interests in Standard Properties, LLC, a limited liability company duly organized under the laws of South Carolina ("Standard Properties"). All consents required for such disposition were obtained by the Company and such disposition did not constitute a default of or a violation under any loan agreement, mortgage, contract or obligation. The Company is no longer a member or a manager of Standard Properties, and the Company has no obligations or liabilities whatsoever arising out of its prior ownership or management of Standard Properties. The Company owns no interests in any other corporation, limited liability company, partnership, limited partnership or other similar entity (each individually a "Subsidiary" and in the plural "Subsidiaries") and the Company is not a participant in any joint venture, partnership or other similar arrangement.

        2.4 Authority. Each of the Company and the Sellers has all requisite power and authority to enter into this Agreement, the Non-Competition Agreements, the Stock Pledge Agreement, the Indemnity Escrow Agreement and the EBITDA Escrow Agreement to which they are a party (the "Transaction Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Transaction Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and the Sellers and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company and the Sellers, enforceable against the Company and the Sellers in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. At the Closing, the Escrow Agreement will be duly executed and delivered by the Sellers and each Seller will duly execute and deliver such Seller's respective Non-Competition Agreement and, assuming the due authorization, execution and delivery by the other parties thereto, such agreements will constitute the valid and binding obligations of the Sellers, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

        2.5 No Conflict. The execution and delivery by the Company and the Sellers of the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation, payment of any benefit, or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Company Charter Documents or the organizational documents of any Subsidiary, (ii) any material mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "Contract" and collectively the "Contracts") to which the Company, any Subsidiary or any Seller is a party or by which the Company, any Subsidiary or any Seller or any of their respective properties or assets (whether tangible or intangible) may be bound (other than Contracts requiring third-party consents as disclosed in Section 2.5 of the Company Disclosure Schedule, which consents will be obtained prior to Closing), or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any Subsidiary or any Seller or any of their respective properties or assets (whether tangible or intangible). As a result of the consummation of the transactions contemplated by this Agreement, neither the Company nor any Subsidiary will be prohibited from exercising any of their respective rights under the Contracts, and neither Purchaser, the Company nor any Subsidiary will be required to pay any additional amounts or consideration had the transactions contemplated by this Agreement not occurred.

        2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party, including a party to any agreement with the Company or any Seller or any Subsidiary (so as not to trigger any Conflict), is required by or with respect to the Company, any Subsidiary or the Sellers in connection with the execution and delivery of the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, except as disclosed in Section
2.5 or Section 2.6 of the Company Disclosure Schedule all of which consents will be obtained prior to Closing.

        2.7 Company Financial Statements.

            (a) Section 2.7(a) of the Company Disclosure Schedule sets forth (i) the Company's consolidated audited balance sheets as of July 31, 2002, July 31, 2001 and July 31, 2000, and the related audited statements of income, cash flows and shareholders equity for the 12-month periods ended on July 31, 2002, July 31, 2001 and July 31, 2000 (the "Company Financial Statements"), and (ii) the Company's consolidated unaudited balance sheet as of August 31, 2002 and the related unaudited statements of income, cash flows and shareholders equity for the one-month period ended August 31, 2002, such statements being prepared on a consistent basis with the Company's prior unaudited statements. The Company Financial Statements are true, correct and complete in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other. The Company Financial Statements present fairly and accurately the Company's financial condition and operating results as of the dates and during the periods indicated therein. The Company's audited balance sheet as of July 31, 2002 is referred to hereinafter as the "Current Balance Sheet." Since July 31, 2000, there has been no material change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company or any Subsidiary, other than disclosed in the notes to the Company Financial Statements.

            (b) Section 2.7(b) of the Company Disclosure Schedule sets forth financial projections for each month in the period from August 31, 2002 to July 31, 2003 (the "Financial Projections"). The Financial Projections have been prepared in good faith by the Company and the Sellers based upon reasonable assumptions and represent the Company's and the Sellers' best good faith estimates as to the Company's future results of operations during the applicable period; however, the Financial Projections are not a promise, warranty, or guarantee by the Sellers or the Company of the Company's results for such period.

            (c) Section 2.7(c) of the Company Disclosure Schedule sets forth the approximate percentage of the Company's gross revenues for the 11-month period ended July 30, 2002 which was derived from warehousing activities either (i) identified by the Company as relating principally to warehousing activities or
(ii) at facilities at which at least 80% of the total revenue generated by such facility was attributable to warehousing activities.

        2.8 No Undisclosed Liabilities. The Company has no obligation, expense, claim, deficiency, guarantee or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, except liabilities which (i) have been reflected in the Current Balance Sheet or disclosed in the notes thereto (to the extent of such reflection or disclosure), or (ii) have arisen in the ordinary course of business consistent with past practices since July 31, 2002, and individually or in the aggregate, have not had and could not be reasonably expected to have a Company Material Adverse Effect. Section 2.8 of the Company Disclosure Schedule contains an accurate and complete list of each outstanding loan to the Company or any Subsidiary by any person or entity or the incurrence by the Company or any Subsidiary of any indebtedness (the "Outstanding Debt"). From the Effective Time until the Closing, the Company has not taken any actions outside the ordinary course of business. Except for specific actions expressly contemplated by this Agreement or consented to in writing by Purchaser from the Effective Time until Closing, neither the Company nor any of the Sellers has taken any of the actions or caused to be done any of the things or acts specified in Section 5.1 below.

        2.9 Absence of Changes.

            (a) Since July 31, 2002, there (i) has or have not been, occurred or arisen any event or condition of any character that has had or could reasonably be expected to have a Company Material Adverse Effect or any other change in the financial condition, assets, liabilities, earnings or business of the Company, except for changes which have been in the ordinary course of business consistent with past practice, or (ii) any change in any accounting policies, principles, methods or practices, including any change with respect to reserves of the Company or any Subsidiary.

            (b) Except as set forth in Section 2.9(b) of the Company Disclosure Schedule, since July 31, 2002, there has or have not been, occurred or arisen any:

                (i) transaction by the Company or any Subsidiary which is material to the Company or any Subsidiary, except in the ordinary course of business as conducted on that date and consistent with past practices;

                (ii) capital expenditure or commitment by the Company or any Subsidiary exceeding $50,000 individually or $150,000 in the aggregate other than any capital expenditures or commitments incurred after the date of this Agreement as permitted by Section 5.1(a) hereof;

                (iii) payment, discharge or satisfaction, in any amount in excess of $50,000 in any one case, or $150,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted, unasserted, contingent or otherwise), other than payment, discharge or satisfaction of claims, liabilities and obligations in the ordinary course of business or of liabilities reflected or reserved against in the Current Balance Sheet;

                (iv) destruction of, damage to, or loss of any assets (whether tangible or intangible) of the Company or any Subsidiary (whether or not covered by insurance) with a value in excess of $50,000 in any one case, or $150,000 in the aggregate;

                (v) labor disputes or claim of wrongful discharge or other unlawful labor practice or action with respect to the Company or any Subsidiary;

                (vi) change in any material election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                (vii) revaluation by the Company or any Subsidiary of any of its assets (whether tangible or intangible), other than any changes after the date of this Agreement as permitted by Section 5.1(n) hereof;

                (viii) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock, other than in the ordinary course of business;

                (ix) an increase (whether in cash, stock or property) in the base salary or other compensation payable or to become payable by the Company or any Subsidiary to any of their respective officers, directors, employees or consultants, or the declaration, payment or commitment or obligation of any kind for the payment by the Company or any Subsidiary of a severance payment, termination payment, bonus or other additional salary or compensation to any such person (other than payments to be made by the Company pursuant to the Releases as contemplated by Section 6.13 of this Agreement, which payments and all related tax withholdings shall be solely the responsibility of Sellers as Sellers shall reimburse the Company concurrently with the Closing for all such payments, costs and withholdings as required by Section 6.13 below);

                (x) except as required by this Agreement, entering into of any agreement, contract, covenant, instrument, lease, license or commitment with obligations in excess of $50,000 in any one case, or $150,000 in the aggregate, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets (whether tangible or intangible) are bound, or any termination, extension, amendment or modification of the terms of any such agreement, contract, covenant, instrument, lease, license or commitment;

                (xi) sale, lease, license, transfer or other disposition of (or the creation of any security interest in) any of the assets (whether tangible or intangible) or properties of the Company or any Subsidiary, outside of the ordinary course of business consistent with past practices;

                (xii) loan by the Company or any Subsidiary to any person or entity, the incurring by the Company or any Subsidiary of any indebtedness, or the guaranteeing by the Company or any Subsidiary of any indebtedness, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

                (xiii) the granting of any waiver or release by the Company or any Subsidiary of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

                (xiv) the settlement of any lawsuit or proceeding or other investigation against the Company or any Subsidiary;

                (xv) (i) sale or license of any Company Intellectual Property or execution of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, or (ii) purchase or license of any Intellectual Property or execution of any agreement with respect to the Intellectual Property of any person or entity, (iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) significant change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company, except in the case of clause (i) or (ii), with respect to non exclusive end user licenses in the ordinary course of business and on terms and conditions substantially similar to the Company's standard terms and conditions; or

                (xvi) agreement by the Company, the Sellers or any Subsidiary, or any officer or employee on behalf of the Company or any Subsidiary, to do any of the things described in the preceding clauses of this Section 2.9(b) (other than negotiations with Purchaser and its representatives and the transactions contemplated by this Agreement).

            (c) The Company's interest rate swap agreement with its bank will be cancelled effective with the Closing.

        2.10 Tax Matters; Subchapter "S"; Distributions.

            (a) The Company has timely filed all Tax returns (federal, state and local) required to be filed by it. All Taxes shown to be due and payable on such returns, any assessments imposed, including without limitation, all sales or use Taxes, due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. There is no liability for any Tax to be imposed upon the Company's properties or assets as of the date of this Agreement for which adequate provision has not been made. Other than as disclosed in Section 2.10 of the Company Disclosure Schedule, since 1986 (i) the Company has never had any Tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or governmental charge and (ii) none of the Company's federal income Tax returns and none of its state income or franchise Tax or sales or use Tax returns has ever been audited by governmental authorities. Since the date of the Company Financial Statements, the Company has not incurred any Taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all Taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, federal income Taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act Taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositories. No return of the Company is being audited by any taxing authority, nor do the Sellers have Knowledge of any impending audit. The Company did not incur any Tax or other liability in connection with the disposition of Standard Properties which will not be the responsibility of Sellers.

            (b) The Company has made an election under section 1362(a) of the Code to be an "S" corporation, as defined therein, and all persons who were shareholders of the Company on the day on which such election was made validly consented to such election. Such election was effective on the election date and has remained in effect continuously from such election date to and including the Closing Date, and such election has not been terminated, whether by revocation, disqualification or any other reason, at any time during the period beginning on the election date and ending as of the Closing Date. No actions have been taken and no omissions have occurred which would cause such election to terminate or to be revoked at any time. Since the Company's election to be an "S" corporation, all the shareholders of the Company have been eligible shareholders under section 1361 of the Code. The Company has applied for and received permission from the Internal Revenue Service to use a fiscal year ending July
31. In addition, the Company and its shareholders have complied with any requirements with respect to the use of a fiscal year, including but not limited to the making of interest deposits.

        2.11 Restrictions on Business Activities. There is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any Subsidiary is a party or otherwise binding upon the Company, the Sellers or any Subsidiary which has or may reasonably be expected to have the effect of prohibiting or impairing any material present business practice of the Company or any Subsidiary or prohibiting or impairing any Purchase of property (tangible or intangible) by the Company or any Subsidiary, the conduct of business by the Company or any Subsidiary, or otherwise limiting the freedom of the Company and its Subsidiaries to engage in any line of business or to compete with any person, other than usual and customary confidentiality and nonsolicitation provisions of agreements with customers and vendors (none of which such agreements would prohibit UTi nor its operating subsidiaries from engaging in their line of business). Without limiting the generality of the foregoing, the Company, the Sellers and the Subsidiaries have not entered into any agreement under which the Company or any Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

        2.12 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

            (a) Section 2.12(a) of the Company Disclosure Schedule lists all real property currently owned by the Company or any Subsidiary and any real property in which the Company or any of its Subsidiaries has any interest (the "Owned Real Property") and the name of the owner of each Owned Real Property.
Section 2.12(a) of the Company Disclosure Schedule lists all real property currently leased or subleased by or from the Company, any Subsidiary or otherwise used or occupied by the Company or any Subsidiary for the operation of the Company's and any Subsidiary's businesses (the "Leased Real Property"), the name of the lessor, the master lessor and/or lessee, the date of each lease or sublease, and, with respect to any current lease or sublease, the aggregate annual payable (base rent and expense pass through to be listed separately).

            (b) The Company and each Subsidiary has good and marketable fee simple title to the Owned Real Property which such Company or Subsidiary is listed as the owner of on Section 2.12(a) of the Company Disclosure Schedule, free and clear of all Liens and encumbrances, except as disclosed on Section 2.12(b) of the Company Disclosure Schedule. There are no agreements with any Governmental Entity or quasi-governmental entity which affect any of the Owned Real Property, except as disclosed on Section 2.12(b) of the Company Disclosure Schedule. There are no outstanding rights of first refusal, rights of reverter or options relating to the Owned Real Property or any interest therein, except as disclosed on Section 2.12(b) of the Company Disclosure Schedule. To the Knowledge of Sellers, there are no unrecorded or undisclosed documents or other matters which affect title to the Owned Real Property. Since 1986, the Company or a Subsidiary has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Owned Real Property, without material complaint or objection by any person. The Company has provided Purchaser true, correct and complete copies of any and all information in its possession related to entitlements for the Owned Real Properties, including, without limitation, copies of all title policies, deeds of trust, surveys, entitlement studies, approvals and all information in its possession related to construction on any of the Owned Real Properties within the last three (3) years, including, without limitation, proof of payments for all work performed within the last year and signed lien releases for all such work. All maintenance and other fees required to be paid by the CC&R's applicable to the Owned Real Properties have been paid. The Company has provided Purchaser with preliminary title reports or copies of the Company's owner's title insurance policies for each of the Owned Real Properties.

            (c) The Company has provided Purchaser true, correct and complete copies of all real property leases, real property lease guarantees, subleases, subordination, non-disturbance and/or attornment agreements, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Owned Real Property or the Leased Real Property currently in effect, including all amendments, terminations and modifications thereof and all other documents and agreements listed on Section 2.12(c) of the Company Disclosure Schedule with respect to each Owned Real Property and Leased Real Property (the "Lease Agreements"); and there are no other Lease Agreements for real property affecting the real property or to which the Company or any Subsidiary is bound, other than those identified in Section 2.12(a) of the Company Disclosure Schedule. All such Lease Agreements are in full force and effect, valid and enforceable in accordance with their terms, and there is not, under any of such Lease Agreements, any existing default, no rentals are past due, and no circumstance exists, which, with notice, the passage of time or both, could constitute a default under any such Lease Agreement by the Company, or to the Knowledge of the Sellers, by any other party thereto. To the Knowledge of Sellers, the Company has complied in all material respects with the maintenance obligations under each Lease Agreement for each Leased Real Property. Neither the operations of the Company and its Subsidiaries on the Owned Real Property or, to, the Knowledge of the Sellers, on the Leased Real Property, violate in any manner any applicable building code, zoning requirement, or classification or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so called non-conforming use exceptions. There are no other parties occupying, or with a right to occupy, the Owned Real Property or the Leased Real Property, except as identified in Section 2.12(a) of the Company Disclosure Schedule. The Company has not received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which, to the Knowledge of the Sellers, has not been fully remedied and withdrawn. The Closing will not affect the enforceability against any person of any such Lease Agreement or the rights of the Company or its Subsidiaries to the continued use and possession of the real property for the conduct of business as presently conducted.

            (d) The Owned Real Properties are in good operating condition and repair in all material respects, free from structural, physical and mechanical defects, except for such defects which, in the aggregate, would not cost more than $50,000 to repair, and are maintained in a manner consistent with standards generally followed with respect to similar properties, and are structurally sufficient and otherwise suitable for the conduct of the business as presently conducted. Except as disclosed in Section 2.12(d) of the Company Disclosure Schedule, to the Knowledge of Sellers the Leased Real Properties are in good operating condition and repair in all material respects, free from structural, physical and mechanical defects, are maintained in a manner consistent with standards generally followed with respect to similar properties or as required by applicable leases, and, to the Knowledge of the Sellers, are structurally sufficient and otherwise suitable for the conduct of the business as presently conducted. All of the Owned Real Property and the Leased Real Property have plumbing, electrical, air conditioning/heating, sprinkler, storm water, process water and storm water sewer systems, fire suppression, security, safety and other building systems which are in good working order and reasonably sufficient for the continued legal use of such Owned Real Property and the Leased Real Property and for the conduct of the business as currently conducted. All water, sewer, gas, electric, telephone and drainage facilities, and all of the utilities required by law or the normal operation of the Owned Real Property and Leased Real Property are (i) adequate to permit full compliance with all requirements of law, (ii) installed to the property lines of such properties,
(iii) connected to such properties with valid permits, and (iv) to the Knowledge of the Sellers, adequate to service said properties in their present use and as currently contemplated and to permit normal usage of such properties and are in good working order and repair. All such utilities and storm and sanitary sewers required for the operation of the Owned Real Property enter said properties through adjoining public streets or through adjoining private lands in accordance with valid public or private easements. To the Knowledge of the Sellers, all such utilities and storm and sanitary sewers required for the operation of the Leased Real Property enter said properties through adjoining public streets or through adjoining private lands in accordance with valid public or private easements.

            (e) All necessary environmental impact statements relating to any facility, building, plant, factory, office, warehouse structure or other improvements (collectively, "Structures") located on any of the Owned Real Properties or the construction thereof have been prepared and filed with and favorably and finally acted upon by all Government Entities and/or officials having jurisdiction thereof. To the Knowledge of Sellers, all necessary environmental impact statements relating to any Structures located on any of the Leased Real Properties or the construction thereof have been prepared and filed with and favorably and finally acted upon by all Government Entities and/or officials having jurisdiction thereof. The Structures located on the Owned Real Properties, and to the Knowledge of Sellers in the Leased Real Properties, are free from any material latent or patent design, construction, physical or mechanical defects and there is no actual or, to the Sellers' Knowledge, threatened settlement, earth movement, termite infestation or damage affecting any of the Structures. The parking spaces, including handicapped spaces, on each of the Owned Real Properties and, to the Knowledge of the Sellers, on the Leased Real Properties, are all of the parking spaces required by any legal requirement. No Structure on any Owned Real Property or, to the Knowledge of Sellers, on any Leased Real Property nor the operations of the Company or a Subsidiary, as the case may be, thereon, (i) is located outside the boundary lines of the described parcel of land on which it is located, (ii) is in violation of applicable setback requirements, (iii) is subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications, or
(iv) encroaches on any property owned by, or easement granted in favor of, any person. Each Structure on any Owned Real Property, and to the Knowledge of Sellers on the Leased Real Properties, has valid legal access to public streets and, as applicable, to railroad spurs, as currently operated by the Company or a Subsidiary, as the case may be, and Sellers have no Knowledge of any matters, claims or actions which might disrupt or challenge such access.

            (f) The Company and its Subsidiaries have received no notice that a condemnation is pending, and, to the Knowledge of the Sellers, no condemnation is threatened affecting the Owned Real Property or the Leased Real Property.

            (g) The Company and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in their business, free and clear of any Liens, except as specifically disclosed in the Current Balance Sheet or the notes thereto, or otherwise disclosed in Section 2.12(g) of the Company Disclosure Schedule.

            (h) All material items of equipment, machinery, furniture, fixtures, and tangible personal property (the "Equipment") owned or leased by the Company or a Subsidiary are (i) adequate for the conduct of the business of the Company or a Subsidiary as currently conducted, and (ii) to the Knowledge of the Sellers, in good operating condition, regularly and properly maintained, subject to normal wear and tear, and reasonably fit and usable for the purposes for which they are being used.

            (i) The Company and its Subsidiaries have either (i) sole and exclusive ownership, free and clear of any Liens, or (ii) the valid right to use unrestricted by contract, all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"). No person other than the Company or a Subsidiary possesses any licenses, claims or rights with respect to the use of the Customer Information owned by the Company and its Subsidiaries.

            (j) The Co-Tenancy Agreement between Standard Properties, AJC, Inc. ("AJC"), Mitchell Investments, LLC ("Mitchell") and MD Properties, LLC ("MD"), (the "Co-Tenancy Agreement"), the Lease Agreement between the Company as tenant and AJC, Mitchell and MD as landlord dated June 10, 1999 (the "Sage Mill Lease") and the Management Agreement between Standard Properties, AJC, Mitchell, MD, the Company and PDC Properties, LLC, (the "Management Agreement"), are in full force and effect and constitute legal, valid and binding agreements enforceable in accordance with their terms. The Company and Standard Properties are in compliance with and have not breached, violated or defaulted under, or received notice that any one of them has breached, violated or defaulted under, any of the terms or conditions of the Co-Tenancy Agreement, the Sage Mill Lease, or the Management Agreement, and the Sellers have no Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. The Warehouse Sublease Agreement between SouthStar Holdings, LLC, a South Carolina limited liability company ("SouthStar"), and Kimberly-Clark Corporation (the "SouthStar Lease") is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms SouthStar is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of the SouthStar Lease and the Sellers have no Knowledge of any event that would constitute a breach, violation or default with the lapse of timing, giving of notice or both. To the Knowledge of the Sellers, Kimberly-Clark Corporation has not violated, breached or defaulted under, any of the terms or conditions of the SouthStar Lease. The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms of conditions of (a) the Guarantee Agreement between Carl D. Panattoni and MONY Life Insurance Company ("MONY") dated October 4, 1999, (b) the Completion and Performance Guaranty between Carl D. Panattoni and MONY dated October 4, 1999, and (c) the Certificate and Indemnity Regarding Hazardous Substances between Carl D. Panattoni and MONY dated October 4, 1999, all as assumed by the Company pursuant to that certain Loan Assumption Agreement between MONY and the Company dated March 31, 2000 (collectively, the "MONY Loan Documents"). Sellers have no Knowledge of any event that would constitute a breach, violation or default under, with the lapse of time, giving of notice or otherwise, any of the terms and conditions of the MONY Loan Documents. The maximum amount of liability the Company could have under the MONY Loan Documents is limited to ten percent of the principal and interest outstanding thereunder and as of the Closing was less than $750,000. There are no documents other than the Management Agreement, the Sage Mill Lease and MONY Loan Documents pursuant to which the Company may have any liability or obligation whatsoever relating to the Sage Mill Facility (as defined below). To the Knowledge of the Sellers, no other party has breached, violated or defaulted under, any of the terms or conditions of the Co-Tenancy Agreement, the Sage Mill Lease, Management Agreement, the SouthStar Lease or the MONY Loan Documents.

        2.13 Intellectual Property. Section 2.13 of the Company Disclosure Schedule accurately lists all patents, patent applications, patent and know-how licenses, proprietary formulae, trademarks, service marks, trademark registrations and applications, trade names, fictitious business names, proprietary computer software and other intellectual property rights (collectively, "Business Rights") used by the Company or any Subsidiary. Section
2.13 of the Company Disclosure Schedule discloses the identity of each other person which owns any right, title or interest in and to the Business Rights. No Business Rights conflict with, infringe on or otherwise violate any rights of others, or require payments to be made to any Person, or are subject to any pending or, to the Knowledge of Sellers, overtly threatened, litigation or other adverse claims or infringement by other Persons. There has been no written or other claim of infringement by the Company of any domestic or foreign patents, trademarks, service marks or copyrights of any other Person.

        2.14 Agreements, Contracts and Commitments. Except as described in
Section 2.14 of the Company Disclosure Schedule, the Company and its Subsidiaries are not a party to, nor are the Company and its Subsidiaries or any of their assets or properties bound by:

            (a) any collective bargaining agreements,

            (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

            (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

            (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

            (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

            (f) any fidelity or surety bond or completion bond,

            (g) any lease of personal property having a value individually in excess of $50,000,

            (h) any agreement of indemnification or guarantee,

            (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or a Subsidiary to engage in any line of business or to compete with any person,

            (j) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000,

            (k) any agreement, contract or commitment relating to the disposition or purchase of assets or any interest in any business enterprise outside the ordinary course of business,

            (l) any mortgages, indentures, letters of credit, loans or credit agreements, security agreements, guarantees or other agreements or instruments relating to the borrowing of money or extension of credit,

            (m) any purchase order or contract for the purchase of raw materials involving $20,000 or more,

            (n) any construction contracts,

            (o) any distribution, joint marketing or development agreement, or

            (p) any other agreement, contract or commitment that involves $50,000 or more and is not cancelable without penalty within thirty (30) days.

        2.15 No Defaults. Each contract required to be disclosed or referenced under Section 2.13 or 2.14 hereof is in full force and effect and constitutes a legal, valid and binding agreement enforceable in accordance with its terms. The Company and its Subsidiaries are in compliance with and have not breached, violated or defaulted under, or received notice that any one of them has breached, violated or defaulted under, any of the terms or conditions of any contract required to be disclosed under Section 2.13 or 2.14 hereof, and the Sellers have no Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. To the Knowledge of the Sellers, no other party has breached, violated or defaulted any material terms or conditions of any such contracts or agreements.

        2.16 Interested Party Transactions. Except for the leases relating to Leased Real Property where Richfair Holdings, Inc., Forest Hills Partners, L.P., SouthStar Holdings, LLC and Calhoun Holding Corporation are noted as the owner, lessor or landlord on Section 2.12(a) of the Company Disclosure Schedule, no officer, director of the Company or Sellers (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity in which any of such persons has or has had an interest, an "Interested Person"), has or has had, since August 1, 2001, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, or
(ii) any economic interest in
any entity that purchases from or sells or furnishes to the Company or any Subsidiary, any services, products or technology, or (iii) a beneficial interest in any Contract to which the Company or any Subsidiary is a party, except in the case of clause (iii) in any such person's capacity as an officer, director or Sellers of the Company; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, shall not be deemed to be an "interest in any entity" for purposes of this
Section 2.16.

        2.17 Governmental Authorization. Each material consent, license, permit, grant or other authorization (i) pursuant to which the Company or any Subsidiary currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's and its Subsidiaries' business as currently conducted or the holding of any interest (collectively, "Company Authorizations") has been issued or granted to the Company and its Subsidiaries and is in full force and effect. This Agreement and the transactions contemplated thereby will not result in any breach, default or violation of any Company Authorization.

        2.18 Litigation. Except as disclosed on Section 2.18 of the Company Disclosure Schedule, there is no action, suit, claim or proceeding of any nature pending, or, to the Knowledge of the Sellers, threatened, against the Company, its Subsidiaries or their properties (tangible or intangible) or any of their officers or directors (the "Claims"). The Company has properly notified the Company's insurance companies about the Claims, and such insurance companies are currently defending the Company against such Claims as described in Section 2.18 of the Company Disclosure Schedule. No such insurance company has informed the Company that it intends to deny coverage of such Claims or reserve rights. To the Knowledge of Sellers, the settlement amounts currently being negotiated for such Claims are within the policy limits of the insurance policies covering such Claims. There is no investigation or other proceeding pending or, to the Knowledge of the Sellers, threatened, against the Company, its Subsidiaries, their properties (tangible or intangible) or their officers or directors in their respective capacities as such by or before any Governmental Entity. No Governmental Entity has provided the Company with written notice challenging or questioning the legal right of the Company or any Subsidiary to conduct its operations as conducted at that time or as presently conducted. The Company has made all payments required by it and performed all of its obligations under that certain Agreement and Joint and Mutual Release and Dismissal of Claims and Counterclaims with Prejudice between the Company and Kimberly-Clark Corporation, dated as of July 16, 2002 (the "Kimberly-Clark Release"). The Kimberly-Clark Release is in full force and effect.

        2.19 Accounts Receivable.

            (a) The Company has made available to Purchaser a list of all accounts receivable of the Company and its Subsidiaries as of July 31, 2002, together with a range of days elapsed since invoice.

            (b) All of the Company's and its Subsidiaries' accounts receivable arose from bona fide sales and deliveries of goods or performance of services in the ordinary course of business. None of such receivables are subject to any performance obligations by the Company or any Subsidiary prior to collection. All such receivables have been accounted for in the

Current Balance Sheet in accordance with the Company's Accounting Policies and, to the Knowledge of Sellers, are free of any defenses, setoffs, or counterclaims (other than returns in the ordinary course of business consistent with past practices). Except as has been reserved against in the Current Balance Sheet, there is no dispute with respect to the amount or validity of any accounts receivable for the Company and its Subsidiaries. As set forth in Section 2.19 of the Company Disclosure Schedule, one Company customer is currently in bankruptcy.

        2.20 Minute Books. The minutes of the Company provided to Purchaser are the only minutes of the Company Known to Sellers as of the date of this Agreement and contain accurate summaries of all meetings and actions by written consent of the board of directors (or committees thereof) of the Company and contain accurate summaries of all Company shareholder meetings and all Company shareholder actions by written consent since the time of incorporation of the Company. The Company has delivered to Purchaser true and complete copies of the Company Charter Documents, as amended through the date hereof. The Company is not in violation of any provisions of the Company Charter Documents.

        2.21 Environmental Matters.

            (a) Condition of Property. Except as set forth on Section 2.21(a) of the Company's Disclosure Schedule, as of the Closing, no Hazardous Materials are present as a result of the actions or omissions of the Company or its Subsidiaries, or, to the Knowledge of Sellers, as a result of any actions of any third party or otherwise, in, on, or under any Business Facility that could reasonably be expected to result in liability to the Company or its Subsidiaries for investigation, monitoring, abatement, removal or remediation of such Hazardous Materials. In the ordinary course of business, the Company handles in some of its warehouses materials which might be deemed to be Hazardous Materials and copies of the MSDS are kept and are available at the warehouses in compliance with law. The Company does not permit storage of hazardous waste in violation of any law. Except as set forth in Section 2.21(a) of the Company Disclosure Schedule, there are no underground storage tanks, asbestos which is friable or likely to become friable, or PCBs present on any Business Facility located on any Owned Real Property, or to the Knowledge of the Sellers, located in any Leased Real Property, or as a consequence of the acts of the Company, its Subsidiaries, or its agents.

            (b) Hazardous Materials Activities. Except as set forth in Section 2.21(b), the Company and its Subsidiaries have conducted all Hazardous Material Activities relating to its business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of the Company and its Subsidiaries prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

            (c) Permits. Section 2.21(c) of the Company Disclosure Schedule accurately describes all of the Environmental Permits currently held by the Company or its Subsidiaries and relating to its business and the listed Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Company or its Subsidiaries relating to its business as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company and its Subsidiaries have complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. To the Knowledge of the Sellers, no circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Environmental Permits and all other consent and clearances required by any Environmental Law or any agreement to which the Company or its Subsidiaries are bound as a condition to the performance and enforcement of this Agreement, have been obtained or will be obtained prior to the Closing at no cost to Purchaser.

            (d) Environmental Litigation. Except as set forth in Section 2.21(d) of the Company Disclosure Schedule, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or, to the Knowledge of the Sellers, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company or its Subsidiaries relating to its business, or any Business Facility.

            (e) Offsite Hazardous Material Disposal. The Company and its Subsidiaries have transferred or released Hazardous Materials only to those Disposal Sites set forth in Section 2.21(e) of the Company Disclosure Schedule; and no action, proceeding, liability or claim exists or, to the Knowledge of the Sellers, is threatened against any Disposal Site or against the Company or its Subsidiaries with respect to any transfer or release of Hazardous Materials or to a Disposal Site which could reasonably be expected to subject the Company or its Subsidiaries to liability.

            (f) Environmental Liabilities. The Sellers have no Knowledge of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to result in a Company Material Adverse Effect.

            (g) Reports and Records. The Company and its Subsidiaries have delivered to Purchaser or made available for inspection by Purchaser and its agents, representatives and employees all records in the Company's or its Subsidiaries' possession concerning the Hazardous Materials Activities of the Company or its Subsidiaries relating to its business and all environmental audits, environmental assessments, and environmental investigations of any Business Facility conducted at the request of, or otherwise in the possession of the Company or its Subsidiaries.

        2.22 Employee Benefit Plans and Compensation.

            (a) Schedule. Section 2.22(a) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan, each Employee Agreement under each Company Employee Plan, and each Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Purchaser in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

            (b) Documents. The Company has provided to Purchaser (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts,
(vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any material amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years, (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan, and (xii) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.

            (c) Employee Plan Compliance. The Company has performed all material obligations required to be performed by it under, is not in default or violation of, and the Sellers have Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in substantial compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Each Company Employee Plan intended to be qualified under section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation. No "prohibited transaction," within the meaning of section 4975 of the Code or sections 406 and 407 of ERISA, and not otherwise exempt under section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Sellers, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan that is not an Employee Agreement can be amended, terminated or otherwise discontinued in accordance with its terms, without liability to Purchaser, the Company or any ERISA Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Sellers, threatened by the IRS, DOL or any other Governmental Entity with respect to any Company Employee Plan. The Company and its ERISA Affiliates are not subject to any penalty or tax with respect to any Company Employee Plan under section 502(i) of ERISA or sections 4975 through 4980 of the

Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

            (d) No Pension Plans. The Company and its ERISA Affiliates have never maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA, (ii) "multiemployer plan" within the meaning of section (3)(37) of ERISA, or (iii) to any plan described in section 413(c) of the Code.

            (e) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute. Except as specifically set forth in Section 2.22(e) of the Disclosure Schedule no Company Employee Plan provides health benefits that are not fully insured through an insurance contract.

            (f) COBRA; FMLA; HIPAA. The Company and each ERISA Affiliate has, prior to the Effective Time, complied with (i) the health care continuation requirements of COBRA, (ii) FMLA, (iii) HIPAA, (iv) the Women's Health and Cancer Rights Act of 1998, (v) the Newborns' and Mothers' Health Protection Act of 1996, and (vi) any similar provisions of state law applicable to its Employees. The Company has no unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

            (g) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except for payments made pursuant to the Releases. The Long Term Incentive Plan was never formally adopted or implemented by the Company and neither the Company, Purchaser, nor any of Purchaser's affiliates will have any liability or obligations of any nature thereunder.

            (h) Employment Matters. The Company: (i) is in compliance with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, except for any such liability that would not, individually or in the aggregate, be material, and
(iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to the Knowledge of the Sellers, threatened, or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long term disability policy. Each current Employee is an "at-will" employee whose employment can be terminated by the Company at any time, with or without cause.

            (i) Labor. No work stoppage or labor strike against the Company is pending, or, to the Knowledge of the Sellers, threatened, or reasonably anticipated. The Sellers do not Know of any current activities or proceedings of any labor union to organize any Employees nor do Sellers Know of any such activities or proceedings within the past two (2) years. There are no material actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Sellers, threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints. To the Knowledge of the Sellers, the Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company presently is not, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

            (j) No Interference or Conflict. To the Knowledge of the Sellers, no Employee of the Company is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such Employee's efforts to promote the interests of the Company or that would, in the case of any Employee, interfere with the Company's businesses as presently conducted.

        2.23 Insurance. Section 2.23 of the Company Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (in their respective capacities as such) of the Company or any Affiliate. To the Knowledge of the Sellers, there is no claim reported by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Such policies are valid and binding and are in full force and effect, and will not terminate or lapse by reason of any of the transactions contemplated by this Agreement. All premiums due and payable under all such policies and bonds have been paid, and the Company and is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Sellers have no Knowledge of threatened termination of, or premium increase with respect to, any of such policies. The insurance policies listed in Section 2.23 of the Company Disclosure Schedule, (i) in light of the business, operations, assets and properties of the Company are in amounts and have coverages that are reasonable for the business of the Company as currently conducted and (ii) are in amounts and have coverages required by any Contract to which the Company is a party or by which any of its assets and properties is bound.

        2.24 Compliance with Laws. To the Knowledge of Sellers, the Company and its Subsidiaries have complied with, are not in material violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        2.25 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Purchaser or its counsel.

        2.26 Suppliers and Customers. Since December 31, 2001, no material licensor, vendor, supplier, licensee or customer of the Company or any Subsidiary has cancelled or otherwise materially modified its relationship with the Company or any Subsidiary in a manner adverse to the Company, and (i) no such person has communicated (orally or in writing) to the Sellers or the officers, directors or other senior managers of the Company any intention to do so, and (ii) to the Knowledge of the Sellers, the consummation of the transactions contemplated hereby will not adversely affect any of such relationships.

        2.27 Inventory. To the Knowledge of the Sellers, all inventory of the Company and its Subsidiaries reflected on the Current Balance Sheet consisted, and all such inventory acquired since consists, of a quality and quantity usable and salable in the ordinary course of business.

        2.28 Disclosure. No representation or warranty made by the Sellers contained in this Agreement, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser in connection with this Agreement (including the Company Financial Statements and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

        2.29 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Agreement or in any of the other Transaction Agreements or in any of the schedules, exhibits and instruments delivered in connection herewith or therewith, the Sellers are not making any other representation or warranty, express or implied, with respect to Sellers, the Company or any of their respective assets, liabilities or operations, including without limitation, with respect to merchantability or fitness for any particular purpose and any such other representations or warranties are expressly disclaimed.

                                   ARTICLE III

              FURTHER REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        Each of the Sellers, jointly and severally, hereby represent and warrant to Purchaser as follows and Purchaser relies on such representations and warranties:

        3.1 Investment Representations.

            (a) Each of the Sellers is acquiring the Earn-Out Advance Shares and the Payment Shares (if any) for his own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act, except pursuant to an effective registration statement under the Securities Act.

            (b) Each of the Sellers understands that the Earn-Out Advance Shares have not been and the Payment Shares (if any) will not be, registered under the Securities Act by reason of a specific exemption therefrom and may not be transferred or resold except as set forth below and that the Earn-Out Advance Shares and the Payment Shares if and when issued, must be held by the Sellers indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. Each of the Sellers further understands that the Earn-Out Advance Shares and the Payment Shares (if any) have not been and, upon their issuance, will not be, registered or qualified under the blue sky laws of any state. Each certificate representing the Earn-Out Advance Shares and the Payment Shares (if any) will be endorsed with the following legend:

                THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

        In addition, the certificates representing the Earn-Out Advance Shares will be endorsed with the following legend:

                OWNERSHIP OF THIS CERTIFICATE AND THE SECURITIES EVIDENCED
            HEREBY MAY BE SOLD, ASSIGNED, ENCUMBERED, HYPOTHECATED, PLEDGED OR OTHERWISE TRANSFERRED OR ALIENATED ONLY UNDER AND SUBJECT TO CERTAIN PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER 11, 2002, A COPY OF WHICH IS ON FILE AT THIS CORPORATION'S PRINCIPAL OFFICE.

        In addition, the certificates will contain any legend required to be placed thereon by applicable federal or state securities laws.

            (c) Each of the Sellers has been furnished with such materials and has been given access to such information relating to UTi as it or its qualified representative has requested and has been afforded the opportunity to ask questions regarding UTi, the Earn-Out Advance Shares and the Payment Shares, all as such Seller has found necessary to make an informed investment decision. Each of the Sellers has the knowledge and experience in financial and business matters and investments in general that they are capable of evaluating the merits and risks of ownership of the Earn-Out Advance Shares and the Payment Shares and each of the Sellers understands that the Earn-Out Advance Shares they will receive, and the Payment Shares they may receive, cannot be readily sold without compliance with applicable state and federal securities laws and the terms of this Agreement.

            (d) Each of the Sellers represents and warrants that they have been provided with copies of UTi's Form 20-F for the year ended January 31, 2002 and other documents filed or furnished by UTi with the Securities and Exchange Commission since the filing of that Form 20-F.

            (e) Each Seller is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and each Seller is able to bear the economic risk of the purchase of the Earn-Out Advance Shares and the Payment Shares pursuant to the terms of this Agreement, including a complete loss of each Seller's investment in the Earn-Out Advance Shares and the Payment Shares.

        3.2 Company Capital Stock. The Sellers are the sole legal and beneficial owner of all of the outstanding Company Capital Stock. Such Company Capital Stock is not subject to any Liens or to any rights of first refusal of any kind. The Sellers have the sole right to transfer such Company Capital Stock to Purchaser. Such Company Capital Stock constitutes all of the Company Capital Stock owned, beneficially or legally. Upon the Closing, Purchaser will receive good title to such Company Capital Stock, subject to no Liens retained, granted or permitted by the Sellers or the Company.

        3.3 Tax Matters. The Sellers have had an opportunity to review with its own tax advisors the tax consequences to the Sellers of the Purchase and the transactions contemplated by this Agreement. The Sellers understand that they must rely solely on their advisors and not on any statements or representations made by Purchaser, the Company or any of their agents.

        3.4 Absence of Claims by the Sellers. The Sellers do not have any present claim against the Company or any Subsidiary and do not have Knowledge of the basis for any future claim against the Company or any Subsidiary whether, contingent or unconditional, fixed or variable under any contract or on any other legal basis whatsoever.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to the Company and the Sellers that the statements contained in this Article IV are true and correct:

        4.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Purchaser has the corporate power to own its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated by it, or the business conducted by it, require such qualification or license, except in those jurisdictions where the failure to be so qualified or licensed would not have a Purchaser Material Adverse Effect.

        4.2 Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and no further action is required on the part of Purchaser to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligations of Purchaser, enforceable in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        4.3 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the certificate of incorporation and bylaws of Purchaser, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument, commitment, permit, concession, franchise or license to which Purchaser, or any of its properties or assets (whether tangible or intangible) are subject or bound or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its respective properties or assets (whether tangible or intangible), except in each case where such Conflict will not have a Purchaser Material Adverse Effect.

        4.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the HSR Act and other similar anti-trust requirements of foreign governmental authorities, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Purchaser Material Adverse Effect.

        4.5 UTi Ordinary Shares. The UTi Ordinary Shares which constitute the Earn-Out Advance Shares have been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and non assessable. The UTi Ordinary Shares which may constitute the Payment Shares will be duly authorized and if issued pursuant to Section 1.4(g) hereof will be validly issued, fully paid and nonassessable.

        4.6 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Agreement or in any of the other Transaction Agreements or in any of the schedules, exhibits and instruments delivered in connection herewith or therewith, the Purchaser is not making any other representation or warranty, express or implied, with respect to Purchaser, or any of its respective assets, liabilities or operations, including without limitation, with respect to merchantability or fitness for any particular purpose and any such other representations or warranties are expressly disclaimed.

                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company and the Sellers agree to operate the business of the Company and its Subsidiaries, except to the extent that Purchaser shall provide its prior written consent, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. The Company and the Sellers further agree to pay the debts and Taxes of the Company and its Subsidiaries when due, to pay or perform other obligations when due, and use their best efforts to preserve intact the Company's and its Subsidiaries' present business organizations, keep available the services of the Company's and its Subsidiaries' present officers and key employees and preserve the Company's and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it. The Company and the Sellers shall promptly notify Purchaser of any event or occurrence or emergency not in the ordinary course of business of the Company or any Subsidiary and any material event involving the Company or any Subsidiary. The Company, the Sellers and its Subsidiaries shall not, without the prior written consent of Purchaser:

            (a) make any expenditures or enter into any commitment or transaction exceeding $50,000 individually or $150,000 in the aggregate or any commitment or transaction of the type described in Section 2.9 hereof;

            (b) enter into or materially amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company or any Subsidiary or enter into any other Contract which would have been required to have been disclosed on Section 2.14 of the

Company Disclosure Schedule had such contract been entered into prior to the date hereof, unless otherwise permitted by this Article V;

            (c) materially amend or otherwise materially modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Company Disclosure Schedule;

            (d) commence or settle any litigation (provided, that the Company shall seek in good faith to resolve, subject to Purchaser's approval of any settlement or other resolution, such pending litigation related to patent and employment matters to which it is a party as of the date hereof) other than for collection of debts in the ordinary course of business;

            (e) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefore);

            (f) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities;

            (g) cause or permit any amendments to the Company Charter Documents (except to eliminate preemptive rights);

            (h) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

            (i) sell, lease, license or otherwise dispose of any of its properties or assets, including the sale of any accounts receivable of the Company or its Subsidiaries except for sales of products in the ordinary course of business;

            (j) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

            (k) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

            (l) grant any severance or termination pay (in cash or otherwise) to any Employee, including any officer, except pursuant to a contract or agreement disclosed in Section 2.14 hereof and identified as a severance agreement;

            (m) adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or Employee, increase the salaries, wage rates, or other compensation of its Employees, or grant any stock-related award (whether payable in cash, shares or otherwise);

            (n) revalue any of its assets (whether tangible or intangible), including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (o) pay, discharge or satisfy, in an amount in excess of $20,000 in any one case, or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment (when due), discharge or satisfaction (when due) in the ordinary course of business;

            (p) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (q) enter into any licensing (other than non exclusive end user licenses in the ordinary course of business and on standard terms and conditions), distribution, joint venture, strategic alliance or joint marketing or any similar arrangement or agreement;

            (r) hire or terminate any Employees (other than the termination of any Employee for cause after notice to and consultation with Purchaser), or encourage any Employees to resign from the Company;

            (s) enter into any new leases, including but not limited to real estate and equipment leases;

            (t) amend, otherwise modify or violate the terms of, any of the agreements set forth or described in the Company Disclosure Schedule;

            (u) enter into any transaction not in the ordinary course of business without the express written approval of Purchaser; or

            (v) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through Section 5.1(v) hereof, or any other action that would (i) prevent the Company from performing, or cause the Company not to perform, its covenants hereunder or (ii) cause or result in any of its representations and warranties contained herein being untrue or incorrect.

        5.2 No Solicitation. Until the earlier of (a) the Closing Date, or (b) the date of termination of this Agreement pursuant to the provisions of Section
10.1 hereof, the Company and the Sellers shall not, nor shall the Company permit, encourage, authorize or direct, as applicable, any of its officers, directors, employees, agents, representatives or affiliates (any of such persons a "Representative") (or encourage, authorize or direct any of the Sellers), to, directly or indirectly: (i) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any part of the Company's or its Subsidiaries' businesses, properties or technologies, or any amount of Company Capital Stock (whether or not outstanding) or interests in its Subsidiaries, whether by Purchase, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (ii) disclose any information to any person concerning the Company's or its Subsidiaries' businesses, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, (iii) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Capital Stock, interests in its Subsidiaries or assets of the Company or any Subsidiary, or
(iv) enter into any agreement with any person providing for the Purchase of the Company or any Subsidiary, whether by Purchase, purchase of assets, license, tender offer or otherwise. The Company is not, and will not be, in any negotiations with any individual or entity relating to any such transaction or business combination. In the event that the Company or any of the Company's affiliates shall receive, prior to the Closing or the termination of this Agreement in accordance with Section 10.1 hereof, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (i), (iii), or
(iv) above, or any request for disclosure or access as referenced in clause (ii) above, the Company shall immediately notify Purchaser thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Purchaser may reasonably request. Any breach of this Section 5.2 by any Representative or Sellers shall be deemed to be a breach of this Section 5.2 by the Company and the Sellers. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 5.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Purchaser shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 5.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Purchaser may be entitled at law or in equity.

        5.3 Third Party Confidentiality Agreements. On or prior to the Closing Date, the Company and the Sellers shall provide Purchaser with originals, or true, correct and complete copies of all confidentiality agreements in the possession of the Company or the Sellers pursuant to which, since July 31, 2000, in connection with the proposed sale of the Company or any material portion thereof, Company or any of its affiliates has disclosed on a confidential basis any confidential or proprietary information of, or relating to, the Company to any third party, to the extent such disclosure is permitted under the terms of such agreements. Company shall request that all parties who received any such confidential or proprietary information of or relating to the Company return such confidential or proprietary information.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        6.1 Access to Information. The Company and the Sellers shall afford Purchaser and its accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Closing to (i) all of the Company's and its Subsidiaries' properties, books, contracts, commitments and records, including without limitation, access to any real property (leased or owned) for the purpose of conducting such environmental testing and investigations (including, without limitation, sampling of subsurface soils, groundwater and building materials) that Purchaser, in its sole discretion, deems necessary at any time prior to the Closing, (ii) other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Purchaser may reasonably request, including but not limited to reports setting forth the actual and forecasted sales of the Company, and (iii) all Employees of the Company identified by Purchaser. The Company agrees to provide to Purchaser and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Purchase in accordance with the terms and provisions hereof. The Sellers acknowledge and agree that even though Purchaser and its employees, agents and representatives assisted in the preparation of the Schedules hereto, it is the sole responsibility of the Sellers to insure the accuracy of the information contained therein.

        6.2 Confidentiality. The Company and the Sellers agree to keep the terms and conditions contained in this Agreement confidential; provided, however, the Company and the Sellers may disclose such information to their attorneys, accountants and advisors who need to know such information for the purposes of assisting the Company and the Sellers with the transactions contemplated by this Agreement, as long as such attorneys, accountants and advisors agree to be bound by the confidentiality obligations in this Agreement. Without the prior written consent of UTi, the Company and the Sellers agree not to disclose any material, nonpublic information which they may learn about UTi or its business operations or use any such information for any purpose other than completing the transactions contemplated by this Agreement; provided, however, such information may be disclosed by the Company and the Sellers to their attorneys, accountants and advisers who need to know such information solely for the purpose of completing the transactions contemplated by this Agreement. The provisions of this Section 6.2 shall continue indefinitely and survive the Closing or any termination of this Agreement.

        6.3 Expenses.

            (a) "Third Party Expenses" shall mean all fees and expenses incurred in connection with the Purchase including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby. Third Party Expenses incurred by the Company, the Sellers or any Subsidiary shall be the obligation of the Sellers. Third Party Expenses incurred by Purchaser shall be the obligation of Purchaser.

            (b) The Company and the Sellers shall use their commercially reasonable efforts to determine the amount of Third Party Expenses incurred by the Company prior to the Closing. A reduction in the amount of the Cash Consideration shall be made with respect to any such Third Party Expenses not paid by the Sellers prior to or at the Closing. Any other Third Party Expenses incurred by the Company, the Sellers or any Subsidiary shall be an indemnifiable Loss pursuant to Section 9.2(a)(iv) hereof. All Third Party Expenses of the Company, any Subsidiary and the Sellers that are incurred prior to the Closing shall be paid by the Sellers prior to or in connection with the Closing.

            (c) Sellers (and not Purchaser or the Company) shall be responsible for their own tax liability that may arise as a result of the Purchase or the transactions contemplated by this Agreement.

        6.4 Consents. The Company and the Sellers shall obtain all necessary consents, waivers and approvals with respect to the transactions contemplated by this Agreement under any Contract. In the event that the lessor or sublessor of any Lease Agreement conditions its grant of a required consent (including by threatening to exercise a "recapture" or other termination right) upon the payment of a consent fee, "profit sharing" payment or other consideration, including increased rent payments (other than increased rent payments in connection with the lease amendments contemplated by Section 7.3(r)). In the event that the Company and Sellers fail to obtain any consent prior to the Closing as required by Section 7.3(e) below and Purchaser, in its sole and absolute discretion, chooses to proceed with the Closing, then Sellers shall use their best efforts to obtain such consents within thirty (30) days of Closing. Sellers shall be responsible for making all payments required to obtain such consents and shall indemnify, defend, protect and hold harmless Purchaser and the Company from all Losses, costs, fees, consent fees, recapture or termination fees, claims, liabilities, increased rents and damages arising from the same. The Basket Amount shall not apply to any claim for any Loss incurred by Purchaser or the Company as a result of Sellers' breach of Sellers' covenants in this Section 6.4.

        6.5 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement

        6.6 Notification of Certain Matters. Each party hereto shall give prompt notice to the other party hereto (either Purchaser or the Company and the Sellers, as appropriate) of: (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any failure of such party to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.6 shall not (i) limit or otherwise affect any remedies available to the party receiving such notice or (ii) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure pursuant to this Section 6.6, however, shall be deemed to amend or supplement the Company Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

        6.7 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Purchase and the transactions contemplated hereby.

        6.8 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to Purchaser a properly executed statement in a form reasonably acceptable to Purchaser for purposes of satisfying Purchaser's obligations under Treasury Regulation section 1.1445-2(c)(3).

        6.9 Employment Matters. Employees of the Company that Purchaser deems are necessary to ensure the smooth continued operation of the Company will continue to be employed after the Closing. All employee costs relating to the Company's employees, including, without limitation, any accrued vacation and sick pay, unpaid benefits, and severance benefits payable to any of such employees and any other costs associated with the termination of employees of the Company are properly accrued on the Company Financial Statements and on the financial statements for the Company for the period prior to the Closing in a manner consistent with the Company's Accounting Policies.

        6.10 Broker's Fees. The Company and the Sellers represent and warrant that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company or the Sellers is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the Agreement or any transaction contemplated thereby, except that Lazard shall be entitled to a fee from Sellers, which fee shall be the sole responsibility and liability of the Sellers and shall be paid by Sellers. Sellers agree to indemnify Purchaser for any claims, losses or expenses incurred as a result of representations in this Section 6.10 being untrue or the breach of the covenants contained in this Section 6.10 from the first dollar without regard to the Basket Amount.

        6.11 Outstanding Debt. On the Closing Date, the Sellers shall have satisfied all Outstanding Debt of the Company outstanding as of the Effective Time and shall provide Purchaser with evidence of the same. Purchaser agrees to indemnify and hold Sellers harmless from the recourse obligations to Bank of America arising under the Company's revolving line of credit and lease financing facilities with Bank of America and to Wachovia Bank in connection with the Company's letters of credit with Wachovia Bank. Promptly after the Closing, Purchaser will take all necessary steps to remove Sellers from their personal guarantees to Bank of America in connection with the Company's revolving line of credit and leasing facilities with Bank of

America and to Wachovia Bank in connection with the Company's letters of credit with Wachovia Bank.

        6.12 Restrictions Regarding Transfers of Shares.

            (a) Restriction on Transfer. Except as otherwise expressly provided for herein, Sellers agree not to sell, pledge, assign, encumber, hypothecate, option, hedge, or enter into any derivative transaction regarding, or otherwise transfer or alienate (collectively, "Transfer") any of the Earn-Out Advance Shares, or any right or interest therein, for a period of two (2) years from the Closing Date, except to Purchaser pursuant to the Stock Pledge Agreement. UTi shall not be required to (i) transfer on its books any securities which have been sold, transferred, assigned or pledged in violation of any of the provisions in this Section 6.12 or the Stock Pledge Agreement or (ii) treat as owner of such securities or to accord the right to vote as owner or to pay dividends to any transferee to whom such securities have been so sold, transferred, assigned or pledged.

            (b) Permitted Transfers. Notwithstanding any provision contained herein to the contrary, if the share certificates for the Earn-Out Advance Shares are released from the Stock Pledge Agreement any Seller may Transfer all or any portion of his/her Earn-Out Advance Shares to any trust created solely for the benefit of Seller or the Seller's direct descendants of which such Seller is trustee or to another Seller. Any and all Earn-Out Advance Shares transferred pursuant to this Section 6.12(b), shall at all times continue to be subject to the provisions of this Agreement and any transferee of the Earn-Out Advance Shares must agree in a written agreement, reasonably satisfactory to Purchaser, to be bound by the provisions of this Section 6.12 of this Agreement. At least 10 days prior to the transfer of Earn-Out Advance Shares, pursuant to this Section 6.12(b), the Seller making such Transfer or his/her Legal Representative shall deliver written notice to Purchaser stating the number of Earn-Out Advance Shares to be Transferred, and the name, address and relationship of the entity to whom the Earn-Out Advance Shares are to be Transferred, and the transferee's written agreement required by the previous sentence.

            (c) Reclassification, Reorganization, Etc. In the event of the reclassification of the UTi Ordinary Shares, or a reorganization, recapitalization, stock split, stock dividend, combination of the UTi Ordinary Shares, consolidation or any change in the capital structure of UTi, all UTi Ordinary Shares obtained by a Seller as a result thereof, in addition to, in exchange for or in respect of the Earn-Out Advance Shares subject to this Agreement, shall also be subject to the covenants contained in this Section 6.12 and the Stock Pledge Agreement.

        6.13 Long Term Incentive Plan Releases. On or prior to the Closing Date, the Company and the Sellers shall have obtained releases (the "Releases"), in the form of Exhibit D hereto, from all individuals who might have been deemed to be participants in the Company's Long Term Incentive Plan or might otherwise claim to be entitled to any payment or benefit thereunder. The Releases shall release the Company, Purchaser, UTi and affiliates of UTi from any and all liability arising out of or otherwise in connection with the Long Term Incentive Plan and the Releases, the payments to individuals under the Releases and the resulting accounting treatment must be reasonably acceptable to Purchaser. The Company shall make all payments required under the Releases. Concurrently with the Closing, Sellers shall reimburse the Company for all payments made pursuant to the Releases and all related tax, employment and other related withholdings and other costs arising in connection with the Releases, except for *** of such costs which shall not be reimbursed by Sellers. Sellers and the Company represent and warrant that the Company has properly accrued and recorded all costs, expenses and withholding obligations associated with the Releases and the payments to be made thereunder on the financial statements for the Company for the period ending prior to the Effective Time. Sellers agree to indemnify and hold the Company and Purchaser harmless from any and all liability arising out of the Long Term Incentive Plan and Releases (including, but not limited to, any payment, tax and withholding obligations (except for *** of such costs)) and the Basket Amount shall not apply to this indemnification and hold harmless.

        6.14 Short Term Incentive Plan. On or before the Closing Date, the Company and the Sellers shall have revised the Company's Short Term Incentive Plan to be substantially in the form of Exhibit E hereto and the Sellers acknowledge that they agree with such revisions and that the Short Term Incentive Plan may be in effect during the First and Second Earn-Out Periods and shall apply against the Earn-Out EBITDA.

        6.15 Sellers' Representative. Each Seller hereby irrevocably makes, constitutes and appoints James H. Walker, who is one of the Sellers, as his agent and authorizes and empowers him to act as his representative for all purposes under this Agreement and under the Escrow Agreement as set forth in this Section 6.15 (the "Sellers' Representative"), and James H. Walker hereby agrees to act as the Sellers' Representative under this Agreement and under the Escrow Agreement. In the event of the death or incapacity of the Sellers' Representative, the Sellers shall promptly appoint a successor Sellers' Representative either from among the Sellers or some other person who shall otherwise be acceptable to Purchaser and who shall agree in writing to accept such appointment. The Sellers' Representative shall be the agent for each Seller for the following purposes: (a) to receive all notices and communications directed to the Sellers under this Agreement and the Escrow Agreement and to act as the Sellers' agent for service of process; (b) to furnish on behalf of the Sellers all notices and communications required or permitted to be furnished by the Sellers to Purchaser hereunder or by the Sellers to the Escrow Agent or to Purchaser under the Escrow Agreement; (c) to deliver and receive all such documents and instruments as may be expressly required or provided to be delivered or received; (d) to designate such accounts as may be expressly required or provided to be designated pursuant to Section 1.5 hereof or at any other time provided herein or in the Escrow Agreement; and (e) to act on behalf and bind the Sellers as provided for in this Agreement and in the Escrow Agreement. The parties hereto acknowledge that any action by the Sellers' Representative shall be legally effective and binding upon all the Sellers and that Purchaser is expressly authorized to rely on the Sellers' Representative on behalf of the Sellers.

        6.16 Advisory Council. For the period commencing after the Closing Date until the end of the Second Period, the Company agrees to establish a council of advisors (the "Council") pursuant to the terms contained in this Section 6.16 to provide advice to the Company and, if necessary, to consider and approve for purposes of the Earn-Out EBITDA calculations certain Qualified Expenses and certain Extraordinary Expenses or Income. The Council shall consist of the Sellers, the Chief Executive Officer of the Company and three representatives selected by


-----------------
*** Information omitted and filed separately with the Commission for confidential treatment.

Purchaser or UTi. Unless changed by the agreement of the Purchaser and Sellers, the Council shall consist of seven (7) members and the Company agrees to provide such members with copies of monthly management reports consistent with the monthly management reports currently produced by the Company and copies of the Company's annual budget. The Council shall meet periodically from time to time to review the results of operations and business of the Company; provided, however, the Council shall not have the liabilities, responsibilities or authority of a statutory board of directors of a corporation. By signing this Agreement, each of the Sellers agrees to hold in confidence and trust and not to use or disclose any information provided to or learned by such Seller in connection with the Council. The Company may discontinue the Council for all purposes other than approving Qualified Expenses and Extraordinary Expenses or Income for purposes of the Earn-Out EBITDA calculations upon any material breach by the Sellers of any of their covenants and agreements contained in any of the Transaction Agreements.

        6.17 Sage Mill Releases.

            (a) Sellers, at their sole cost and expense, shall use their best efforts to obtain as soon as possible after the Closing Date the full and complete release (collectively, the "Sage Mill Releases") of the Company from any and all contractual obligations, guarantees, contingencies and other liabilities of any kind (whether or not current or contingent) arising under or in connection with the real property, facility and premises located in the Sage Mill Industrial Park in Aiken County, South Carolina (the "Sage Mill Facility"), including but not limited to:

                (i) the Management Agreement;

                (ii) the Sage Mill Lease;

                (iii)the SouthStar Lease;

                (iv) the MONY Loan Documents; and

                (v) all amendments, modifications or extensions to any of the foregoing.

            The items listed above are referred to herein as the "Sage Mill Contracts". Sellers' covenant to use their best efforts in this Section 6.17 shall include, but not be limited to, (i) Sellers offering their personal guarantees in order to obtain the Sage Mill Releases, (ii) the active, persistent and diligent pursuit of the Sage Mill Releases, and (iii) Sellers offering alternative collateral to such parties as may be reasonably necessary in order to obtain the Sage Mill Release. Sellers acknowledge that time is of the essence.

            (b) All deposits or advance payments made by the Company, if any, in connection with any of the Sage Mill Contracts shall remain the property of the Company. Promptly after the Closing, Sellers shall reimburse the Company for all such deposits and advance payments.

            (c) Until such time as Sage Mill Releases acceptable to Purchaser have been delivered to Purchaser, at the request of Purchaser Sellers agree to inform Purchaser as to the status of the negotiations and discussions concerning the Sage Mill Releases. In the event that Sellers have not obtained the Sage Mill Releases with regard to any particular Sage Mill Contract within six months from the Closing, then, at the request of Purchaser, Sellers agree to include Purchaser in the negotiations and discussions concerning such releases.

            (d) At the Closing, Sellers shall cause SouthStar to execute that certain Indemnity and Guarantee Agreement attached hereto as Exhibit F (the "SouthStar Guarantee"). Sellers represent and warrant that at the Closing the SouthStar Guarantee will be duly and validly executed and delivered by SouthStar and shall constitute the valid and binding obligation of SouthStar.

            (e) At the Closing, Sellers shall cause Standard Properties to execute the Indemnity and Guarantee in the form of Exhibit G hereto (the "Standard Properties Guarantee"). Sellers represent and warrant that at the Closing the Standard Properties Guarantee will be duly and validly executed and delivered by Standard Properties and shall constitute the valid and binding obligation of Standard Properties.

            (f) Without limiting any of Sellers' other obligations and covenants in this Agreement, Sellers agree to jointly and severally indemnify and hold the Company and Purchaser harmless from any and all Losses (as defined below) arising out of or related to the Sage Mill Facility or any of the Sage Mill Contracts. Sellers' agreement to indemnify and hold harmless the Company and Purchaser as provided for in the previous sentence shall be in addition to and shall not limit any of Sellers' other covenants, representations, warranties, or obligations provided for in this Agreement. Until such time as the Sage Mill Releases are delivered to Purchaser, Sellers agree to take all actions as reasonably necessary to mitigate any potential exposure or liability to the Company, including but not limited to, causing each of SouthStar and Standard Properties to take actions to mitigate the potential exposure or liability to the Company and Purchaser.

            (g) As non-exclusive security for the faithful performance of Sellers' covenants, representations, warranties, agreements and indemnities provided for in this Section 6.17, Sellers agree to execute the Stock Pledge Agreement attached hereto in the form of Exhibit H (the "Stock Pledge Agreement"). Sellers agree that the certificates evidencing the Earn-Out Advance Shares together with stock assignments duly endorsed and separate from certificate (with the date and number of shares left blank) shall be retained by Purchaser to hold pursuant to the Stock Pledge Agreement. Sellers irrevocably authorize Purchaser to retain pursuant to the Stock Pledge Agreement any and all additions and substitutions to the Earn-Out Advance Shares as provided for in the Stock Pledge Agreement.

        6.18 S Corporation Deposits. The *** tax deposit made by the Company pursuant to section 7519 of the Code to the Internal Revenue Service by virtue of its election to utilize a fiscal year under section 444 of the Code shall remain the property of the Company. In the event the Company fails to recover the full *** amount of the tax deposit, then Sellers shall reimburse the Company for *** of the amount of the deposit less than ***


-----------------
*** Information omitted and filed separately with the Commission for confidential treatment.

which is not returned to the Company. The Basket Amount shall not apply to this reimbursement obligation, and Sellers agree that, if less than *** of the deposit is recovered by the Company, then *** of the shortfall shall be released from the Indemnity Escrow Agreement.

        6.19 Management Earn-Out Incentive Plan. After the Closing, the Company shall adopt an Earn-Out Incentive Plan (the "Incentive Plan") substantially along the lines of the summary set forth in Exhibit I hereto. The specific terms and provisions of the Incentive Plan shall be established by Purchaser and the Company. Sellers acknowledge and agree that the Incentive Plan will be in effect during the First and Second Earn-Out Periods and such amounts shall not be applied against the Earn-Out EBITDA. Participation in the Incentive Plan shall be limited to certain key employees of the Company selected by Purchaser and the Company with the consent of Sellers. All such participants will be required to execute non-disclosure and non-compete agreements acceptable to Purchaser. The Company shall fund all payments required by the Incentive Plan.

        6.20 Payment of Costs. Sellers shall pay, out of the proceeds received at the Closing, *** of the costs incurred by Purchaser of the Phase I Environmental Reports obtained by Purchaser for the Leased Real Properties and the Owned Real Properties. (Seller's *** share of such costs are estimated to be *** and are referred to herein as "Sellers' Phase I Costs".)

        6.21 Sellers' Certificates. In the event that the Company and Sellers fail to deliver an estoppel certificate required for each of the Leased Real Properties as required by Section 7.3(n) below and Purchaser, in its sole and absolute discretion, chooses to proceed with the Closing, then Sellers shall deliver a certificate, in form and substance satisfactory to Purchaser, certifying, representing and warranting for each property missing a landlord estoppel certificate to all the matters set forth in the missing landlord estoppel certificate. The certifications, representation and warranties made in such certificates by Sellers are incorporated herein by reference and shall be deemed to be joint and several certifications, representations and warranties of the Sellers for all purposes hereunder and the Basket Amount shall not apply to any claim for any Loss incurred by Purchaser as a result of any inaccuracy, breach or omission in such certifications, representations and warranties.

                                   ARTICLE VII

                           CONDITIONS TO THE PURCHASE

        7.1 Conditions to Obligations of Each Party to Effect the Purchase. The respective obligations of the Sellers, the Company and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

            (a) Securities Compliance. The Earn-Out Advance Shares issued in connection with the Purchase may be issued pursuant to valid exemptions from all applicable federal and state securities laws.


-------------------
*** Information omitted and filed separately with the Commission for confidential treatment.

            (b) HSR Act and Comparable Laws. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated and clearance for such transactions shall have been obtained under the comparable laws of any foreign countries where consummation of such transactions prior to such clearance is required.

            (c) No Injunctions or Restraints; Illegality. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) and no other legal or regulatory restraint or prohibition shall be in effect, in either case, which has the effect of making the Purchase illegal or otherwise preventing the consummation of the Purchase.

            (d) Indemnity Escrow Agreement. The Indemnity Escrow Agent shall have executed the Indemnity Escrow Agreement.

            (e) EBITDA Escrow Agreement. The EBITDA Escrow Agent shall have executed the EBITDA Escrow Agreement.

        7.2 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Sellers:

            (a) Representations and Warranties. Each representation and warranty of Purchaser contained in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date).

            (b) Covenants. Purchaser shall have performed and complied in all material respects with each covenant and obligation under this Agreement required to be performed and complied with by Purchaser prior to or as of the Closing.

            (c) Escrow Agreements. Purchaser shall have delivered a signed counterpart to the Indemnity Escrow Agreement and to the EBITDA Escrow Agreement.

            (d) Letter Regarding Bidding. The Sellers shall have received the letter executed by the Company regarding bidding opportunities in the form attached hereto as Exhibit J.

            (e) Certificate of Purchaser. The Sellers and the Company shall have received a certificate, validly executed by Purchaser, to the effect that, as of the Closing, the conditions to the obligations of Sellers and the Company set forth in Sections 7.2(a) through 7.2(d) have been satisfied (unless otherwise waived in accordance with the terms hereof).

        7.3 Conditions to the Obligations of Purchaser. The obligation of Purchaser to effect the Purchase shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

            (a) Representations and Warranties. Each representation and warranty of the Sellers and the Company contained in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date).

            (b) Covenants. The Sellers and the Company shall have performed and complied in all material respects with each covenant and obligation under this Agreement required to be performed and complied with by the Sellers and the Company prior to or as of the Closing.

            (c) Litigation. There shall be no action, suit, claim or proceeding of any nature pending or threatened against Purchaser, UTi, the Sellers or the Company, their respective properties or any of their respective affiliates, officers or directors, arising out of, or in any way connected with, the Purchase or the other transactions contemplated by the terms of this Agreement or that could reasonably be expected to have a Company Material Adverse Effect.

            (d) Proceedings. No Governmental Entity shall have notified either party to this Agreement that such Governmental Entity intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

            (e) Consents. The Sellers and the Company shall have received all necessary consents, waivers and approvals with respect to the transactions contemplated by this Agreement under any Contract in a form of consent, waiver or approval (as the case may be) reasonably acceptable to Purchaser and shall have received all necessary consents, waivers and approvals from any Governmental Entity with respect to the transactions contemplated by this Agreement.

            (f) No Material Adverse Change. There shall not have occurred any event or condition of any character that has had or could reasonably be expected to have a Company Material Adverse Effect, or any loss or interference with the Company's or any Subsidiary's business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any change, or any development involving a prospective Company Material Adverse Effect, except that all Outstanding Debt as of the Effective Date shall be paid in full by the Sellers prior to the Closing.

            (g) Legal Opinion. Purchaser shall have received a legal opinion from legal counsel to the Sellers and the Company, substantially in the form attached hereto as Exhibit K.

            (h) No Key-Employee Termination. None of the Company's manager or officers shall have terminated employment with the Company, or has indicated (in writing, orally or otherwise) an intention to terminate, employment with Purchaser and/or Company as of, or within one (1) year after, the Closing.

            (i) Resignation of Directors and Officers. The Company shall have delivered written resignations (1) from each of the directors of the Company and
(2) from Claude M. Walker, Jr., Samuel Clarke and James H. Walker as officers of the Company, in each case effective as of the Closing.

            (j) Escrow Agreements. The Sellers shall have delivered a signed counterpart to the Indemnity Escrow Agreement and to the EBITDA Escrow Agreement.

            (k) Non-Competition Agreements. The Sellers shall have delivered signed counterparts to the non-competition agreements, in substantially the form attached hereto as Exhibit L (collectively, the "Non-Competition Agreements").

            (l) Standard Properties Guarantee. Sellers shall have delivered to Purchaser the Standard Properties Guarantee.

            (m) Outstanding Debt. All Outstanding Debt outstanding as of the Effective Time shall have been satisfied in full.

            (n) Estoppel Certificates for Leased Real Properties. The Company and Sellers shall have delivered to Purchaser estoppel certificates, in the form attached hereto as Exhibit M, for each of the Leased Real Properties. In the event the Company and Sellers fail to deliver to Purchaser the estoppel certificates required by the previous sentence and Purchaser decides to proceed with the Closing in its sole and absolute discretion, then Sellers shall deliver to Purchaser the certificates required by Section 6.21 above for each property missing a landlord estoppel certificate.

            (o) Title Reports. The Company shall have delivered to Purchaser updated preliminary title reports for each of Owned Real Properties in form and substance satisfactory to Purchaser, evidencing good and marketable fee simple title to the Owned Real Property by the Company, free and clear of all Liens and encumbrances.

            (p) Phase I Environmental Reports. The Purchaser shall have received Phase I Environmental Reports for all Leased Real Property and Owned Real Property prepared by independent consultants approved by Purchaser. Purchaser, shall be satisfied in its discretion with regard to the results of such reports and have concluded, to its reasonable satisfaction, that no additional due diligence, including, without limitation, Phase II Environmental Reports, is necessary and no remediation is necessary with respect to the subject properties.

            (q) Due Diligence. UTi and Purchaser shall have concluded, to their reasonable satisfaction, their due diligence review of the Company and it business, including without limitation, the Company Financial Statements, Lease Agreements, and the documents listed or referenced in Section 2.14 of the Company Disclosure Schedule.

            (r) New Lease Amendments. The Company shall have delivered to Purchaser copies of lease amendments for the properties set forth on Exhibit N hereto, which such amendments must be in form and substance acceptable to Purchaser.

            (s) Releases. The Company and the Sellers shall have delivered fully executed Releases from all potential participants in the Company's Long Term Incentive Plan, which Releases and the resulting accounting treatment must be reasonably satisfactory to Purchaser. At Closing, Sellers shall reimburse the Company for payments made pursuant to the Releases as required by Section 6.13.

            (t) Short Term Incentive Plan. The Company shall have delivered to Purchaser the Short Term Incentive Plan, as amended, pursuant to Section 6.14 above.

            (u) SouthStar Guarantee. Sellers shall have delivered to Purchaser the SouthStar Guarantee.

            (v) Stock Pledge Agreement. Sellers shall have delivered the Stock Pledge Agreement and stock assignments separate from certificates.

            (w) Certificates of the Company. Purchaser shall have received (i) a certificate, validly executed by the Sellers and the Chief Operating Officer of the Company for and on its behalf, to the effect that, as of the Closing, the conditions to the obligations of Purchaser set forth in Sections 7.3(a) through 7.3(v) have been satisfied (unless otherwise waived in accordance with the terms hereof) and (ii) a certificate, validly executed by the Company, providing as attachments copies of resolutions approved by the shareholders and the board of directors of the Company, certifying that the attached resolutions were duly adopted by the shareholders and the board of directors of the Company and that such resolutions remain in full force and effect, authorizing and approving the execution by the Company of this Agreement and the other documents related to this transaction and approving the consummation by the Company of the transactions contemplated by such agreements and documents.

                                  ARTICLE VIII

                                   TAX MATTERS

        8.1 Taxes.

            (a) In connection with the Purchase, the Company and the Sellers shall join with Purchaser in filing a timely election under 338(h)(10) of the Code on Form 8023 (to be prepared by Purchaser) and any corresponding elections available under applicable state laws (collectively, the "338 Election"). The Company and the Sellers shall cooperate with Purchaser to promptly take all actions necessary and appropriate (including, without limitation, filing all forms, Returns, elections, schedules and documents as may be required) to effect and preserve a timely 338 Election in accordance with 338(h)(10) of the Code or any successor statute thereto (and all corresponding state and local tax laws). The Sellers shall be solely and exclusively responsible and liable for, and shall pay when due, and indemnify Purchaser against, all income or similar taxes incurred by the Company in connection with the 338 Election. The Sellers shall be entitled to any refund or credit becoming due the Sellers as a result of the 338 Election. Sellers agree that all tax deposits made by the Company shall remain the sole and exclusive property of the Company.

            (b) Following the Closing, Purchaser shall provide to the Sellers a copy of Internal Revenue Form 8023 and any required exhibits thereto with Purchaser's proposed allocations stated thereon. The allocations for the non-competition agreements shall be for the amounts stated for in such agreements and the other allocations shall be made in a manner consistent with the Internal Revenue Code and applicable regulations thereunder. Within 30 days after receipt of such Form 8023, Sellers shall propose to Purchaser any changes or shall indicate their concurrence therewith. The failure by Sellers to propose any changes within such 30 days shall be deemed to be an indication of the Sellers' concurrence with the Form 8023 as proposed by Purchaser. Purchaser and Sellers shall endeavor in good faith to resolve any differences with respect to the items on Form 8023. Notwithstanding the foregoing, if they are unable to resolve such differences, then such differences shall be resolved pursuant to
Section 11.8 below, except that such mediation and arbitration services shall be at the offices of AAA in Charlotte, North Carolina, or in such other location as is mutually agreed to by Purchaser and Sellers. The allocation as agreed upon by the parties or as resolved in accordance with the previous sentence shall be deemed to be the "Price Allocation". The parties hereto agree to allocate the Purchase Price for purposes of 338(h)(10) in accordance with the Price Allocation. The parties hereto shall adopt and utilize the Price Allocation for purposes of all Returns and reports filed by any of them with any state or federal taxing authority, and such parties shall not voluntarily take any position inconsistent therewith in connection with the examination of any Return of any such parties, any refund claim, any litigation proceeding or otherwise, unless required by the IRS or any state taxing authority.

            (c) The purchase of the Company Capital Stock by Purchaser will result in a conversion of the Company to a C corporation by virtue of Purchaser's status as a disqualifying shareholder for the S corporation. The Sellers shall be solely and exclusively responsible and liable for, and shall pay when due, and indemnify Purchaser against all taxes incurred by virtue of the conversion of the Company from S corporation status as a result of the Purchase.

            (d) Without the consent of Purchaser, the Sellers agree that they will not file a return or amend an existing return, which includes any items of income, gain, loss or deduction of the Company and which treats any such item in a manner inconsistent with the manner in which such item is treated by the Company in its return for the applicable period.

        8.2 Returns.

            (a) The Sellers shall prepare or cause to be prepared and file or cause to be filed, at their sole cost and expense, all Tax returns of the Company for all taxable periods ending on or before the Closing Date that are filed after the Closing Date, and the Sellers shall be responsible for, and indemnify Purchaser against, the payment of all Taxes of the Company for such periods, if any, whenever incurred or assessed. Such returns shall be made available to Purchaser and the Company no fewer than 21 calendar days prior to the filing thereof with the appropriate governmental authority for review by Purchaser and the Company. From and after the Closing Date, Purchaser and the Company on the one hand, and the Sellers on the other hand, shall make available to the other, as reasonably requested, all information, records or documents relating to the Tax liabilities of the Company for all periods ending on or prior to the Closing Date, and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof. For purposes of the Agreement, in the case of any taxable period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period"), the portion of any Tax that is attributable to the portion of the Straddle Period prior to and including the Closing Date (the "Pre-Closing Period") shall be (i) in the case of a Tax that is not based on net income, gross income, sales, premiums or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, sales, premiums or gross receipts, the Tax that would be due with respect to the Pre-Closing Period if such Pre-Closing Period were a separate taxable period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis. For purposes hereof, all Taxes that are the subject of Article VIII arising from the Purchase, including Taxes resulting from the transactions contemplated by this Agreement, any agreements executed in connection herewith and the 338 Election, shall be deemed to be Taxes attributable to the Pre-Closing Period and shall be the responsibility of the Company and the Sellers.

            (b) Purchaser shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax returns of Company relating to periods ending after the Closing Date and shall pay, and shall indemnify and hold the Sellers harmless against and from (i) all Taxes of the Company for any taxable year or period commencing after the Closing Date; and (ii) all Taxes of the Company for any Straddle Period (other than Taxes attributable to the Pre Closing Period, which if paid by Purchaser pursuant to this Section 8.2(b) shall be promptly reimbursed by the Sellers).

        8.3 Conduct of Audits and Other Procedural Matters. Each party shall, at its own expense, control any audit or examination by any taxing authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Proceedings") for any taxable period for which that party is charged with payment or indemnification responsibility under this Agreement. Each party shall promptly forward to the other in accordance with Section 11.1 all written notifications and other written communications, including if available the original envelope showing any postmark, from any taxing authority received by such party or its affiliates relating to any liability for Taxes for any taxable period for which such other party or any of its affiliates is charged with payment or indemnification responsibility under this Agreement and each indemnifying party shall promptly notify, and consult with, each indemnified party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify another party and shall not enter into any closing agreement or final settlement with any taxing authority with respect to any such liability without the written consent of the indemnified parties, which consent shall not be unreasonably withheld. In the case of any Proceedings relating to any Straddle Period, Purchaser shall control such Proceedings and shall consult in good faith with the Sellers as to the conduct of such Proceedings. The Sellers shall reimburse Purchaser for such portion of the costs, including legal costs, of conducting such Proceedings as is represented by the portion of the Tax with respect to such Straddle Period for which the Sellers is liable pursuant to this Agreement. Each party shall, at the expense of the requesting party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting party to enable it to take any and all actions such party reasonably requests with respect to any Proceedings which the requesting party controls. The failure by a party to provide timely notice under this subsection shall relieve the other party from its obligations under this Article VIII with respect to the subject matter of any notification not timely forwarded, to the extent the other party has suffered a loss or other economic detriment because of such failure to provide notification in a timely fashion.

        8.4 Assistance and Cooperation. After the Closing Date, each of the Sellers and Purchaser shall:

            (a) assist the other party in preparing any Tax Returns that such other party is responsible for preparing and filing in accordance with Section
8.2 hereof;

            (b) cooperate fully in preparing for any audits of or disputes with taxing authorities regarding any Tax Returns of the Company;

            (c) make available to the other and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of the Company;

            (d) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company for taxable periods for which the other may have liability under this Article VIII; and

            (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit with respect to any taxable period for which the other may have a liability under this Article VIII.

                                   ARTICLE IX

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
                              AND ESCROW; SELLERS

        9.1 Survival of Representations and Warranties. The representations and warranties of the Sellers and the Company contained in this Agreement (including in the Company Disclosure Schedule), or in any certificate or other instrument delivered pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto), until the three-year anniversary of the Closing Date (the "Expiration Date"). Notwithstanding the foregoing, any Indemnified Party (as defined below) may seek recovery of Special Losses (as defined below) at any time prior to the expiration of the applicable statute of limitations and may seek discovery of Indefinite Losses (as defined below) indefinitely. The representations and warranties of Purchaser contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive the Closing until the Expiration Date.

        9.2 Indemnification and Escrow Arrangements.

            (a) Indemnification by the Sellers. The Sellers shall indemnify, defend and hold harmless Purchaser and its employees, directors, officers, representatives and affiliates, including the Company after the Closing (each an "Indemnified Party" and collectively, the "Indemnified Parties") from and against, and pay or reimburse, as the case may be, the Indemnified Parties for, any and all losses, claims, liabilities, damages, deficiencies, costs and expenses, including the fees and expenses of attorneys, accountants and other professionals, (each a "Loss" and collectively "Losses") paid, incurred, accrued or sustained by the Indemnified Parties, or any one of them, directly or indirectly, as a result of:

                (i) any breach or inaccuracy of a representation or warranty of the Sellers or the Company contained in (A) this Agreement (including the Company Disclosure Schedule) as of the date of this Agreement or on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations shall be deemed to have been made only as of such particular date) (B) in the certificate delivered pursuant to Section 7.3(r) of this Agreement or (C) any other agreement executed by the Sellers or the Company in connection with this Agreement;

                (ii) any failure by the Sellers or the Company to perform or comply with any covenant or other agreement applicable to it contained in this Agreement or any other agreement executed by the Sellers or the Company in connection with this Agreement;

                (iii) the Company's Retained Environmental Liabilities;

                (iv) any Third Party Expenses of the Company or Sellers incurred prior to the Closing;

                (v) any failure by Sellers to obtain the Sage Mill Releases pursuant to Section 6.17 hereto; or

                (vi) any U.S. federal or state income Tax liability (including interest and penalties), resulting from the Company failing to qualify as an S corporation under section 1361(a)(1) of the Code (or state counterpart) for every taxable year on or before the Closing Date as to which the Company filed or files Tax Returns claiming status as an S corporation;

        There shall be no right of contribution from the Company or Purchaser with respect to any Loss claimed by an Indemnified Party.

            (b) Limitations on Indemnification. The Indemnified Parties shall not be entitled to make a claim for indemnification based on Section 9.2(a)(i) or Section 9.2(a)(ii) until the Losses claimed exceed *** in the aggregate (the "Basket Amount"). Notwithstanding the foregoing:

                (i) the Indemnified Parties shall be entitled to recover for, and the Basket Amount shall not apply to any claim for indemnification for (A) any Special Losses or Indefinite Losses, or (B) any breach or inaccuracy of any representation, warranty, agreement or covenant contained in 6.3 (Expenses) or
6.11 (Broker's Fees);

                (ii) this section shall not limit the liability of the Company for any breach of any representation, warranty or covenant if the Purchase does not close; and

                (iii) this section shall not prohibit Purchaser from seeking and obtaining recourse against the Sellers in the event that Purchaser issues to the Sellers more than the number of Earn-Out Advance Shares or more than the amount of Cash Consideration to which such Sellers are entitled pursuant to Article I of this Agreement (and the Basket Amount shall not apply to any such claim).

            (c) Special Losses; Indefinite Losses. As used herein, "Special Losses" means Losses paid, incurred, accrued or sustained by the Indemnified Parties, or any one of them, directly or indirectly, as a result of any breach of any covenant contained in, or failure, inaccuracy or misrepresentation in the representations and warranties of the Company and the Sellers, set forth in
Section 2.10 and Section 2.21 and Article VIII. As used herein, "Indefinite Losses" means losses paid, incurred, accrued or sustained by the Indemnified Parties, or any one of them, directly or indirectly, as a result of (i) any breach of any covenant contained in, or failure, inaccuracy or misrepresentation in the representations and warranties of the Company and the Sellers set forth in Section 2.1, or Section 2.2, or Section 2.3 or Section 2.12(j), or Article III or Section 6.13 or Section 6.15 or Section 6.17 or Section 6.19 or (ii) any fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of the Company or any officer, director or key manager of the Company or any Seller in connection with the transactions contemplated by this Agreement.

            (d) Sources of Remedy. In addition to any other remedies available to Purchaser, Purchaser may satisfy any claim for Losses incurred by an Indemnified Party pursuant to this Article IX, by seeking indemnification pursuant to the terms of the Indemnity Escrow Agreement, which shall not be the exclusive basis to satisfy any claim for Losses.

            (e) Termination of the Escrow Fund. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate as provided for in the Escrow Agreement.


-----------------
*** Information omitted and filed separately with the Commission for confidential treatment.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

        10.1 Termination. Except as provided in Section 10.2 hereof, this Agreement may be terminated and the Purchase abandoned at any time prior to the
Closing:

            (a) by mutual consent of the Sellers and Purchaser;

            (b) by Purchaser or the Sellers if: (i) the Closing has not occurred before 5:00 p.m. (Pacific time) on October 30, 2002; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

            (c) by Purchaser or the Sellers if: (i) there shall be a final non-appealable order of a court of competent jurisdiction in effect preventing consummation of the Purchase, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Purchase by any Governmental Entity that would make consummation of the Purchase illegal;

            (d) by Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of the Sellers or the Company set forth in this Agreement, or if any representation or warranty of the Sellers or the Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if any such inaccuracy in the Sellers' or the Company's representations and warranties or breach by the Sellers or the Company is curable by the Sellers or the Company through the exercise of reasonable efforts, then Purchaser may not terminate this Agreement under this Section 10.1(d) prior to the end of a 3 day period following such breach (or inaccuracy arising), provided the Sellers or the Company continues to exercise reasonable efforts to cure such breach (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 10.1(d) if such breach by the Sellers or the Company is cured prior to the end of such period);

            (e) by the Sellers, upon a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if any such inaccuracy in Purchaser's representations and warranties or breach by Purchaser is curable by Purchaser through the exercise of its reasonable efforts, then the Sellers may not terminate this Agreement under this Section 10.1(e) prior to the end of a 3 day period following such breach (or inaccuracy arising), provided Purchaser continues to exercise reasonable efforts to cure such breach (it being understood that the Sellers may not terminate this Agreement pursuant to this
Section 10.1(e) if such breach by Purchaser is cured prior to the end of such period);

            (f) by Purchaser, if an event or change discussed in Section 7.3(f) shall have occurred after the date of this Agreement.

        10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, the Sellers or the Company or their respective officers, directors, employees, agents, consultants, representatives or Sellers (in its respective capacities as such), if applicable; provided that each party hereto shall remain liable for any willful breach of this Agreement prior to its termination; and provided further, that, the provisions of Sections 6.3 and 6.4 hereof, Article XI hereof and this Section 10.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article X.

        10.3 Amendment. Prior to the Closing, the parties hereto may amend this Agreement at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. On or after the Closing, Purchaser, the Company and the Sellers may amend this Agreement at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought.

        10.4 Extension; Waiver. At any time prior to the Closing, Purchaser, on the one hand, and the Company and the Sellers, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. At any time on or after the Closing, Purchaser and the Company, on the one hand, and the Sellers, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service to the appropriate address, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until the date and time of acknowledged receipt at the appropriate address:

            (a) if to Purchaser, to:

                Union-Transport (U.S.) Holdings, Inc.
                19443 Laurel Park Road, Suite 111
                Rancho Dominguez, California 90220
                Attention:  Stephen C. Savarese, Esq.
                Facsimile No.:  (310) 604-1357

                with a copy (which shall not constitute notice) to:

                Paul, Hastings, Janofsky & Walker LLP
                Seventeenth Floor
                695 Town Center Drive
                Costa Mesa, California  92626-1924
                Attention:  Stephen D. Cooke, Esq.
                Facsimile No.:  (714) 979-1921

            (b) if to the Company, to:

                Standard Corporation
                1501 Main Street, Suite 400
                Columbia, South Carolina 29201
                Attention:  James H. Walker, CFO
                Facsimile No.:  (803) 254-1955

                with a copy (which shall not constitute notice) to:

                Ellis, Lawhorne & Sims, P.A.
                P.O. Box 2285
                Columbia, South Carolina 29202
                Attention: Robert P. Bethea, Esq. and William P. McElveen, Esq. Facsimile No.: (803) 779-4749

            (c) if to the Sellers, to:

                James H. Walker
                4844 Portobello Court
                Columbia, South Carolina 29206
                Facsimile No.:  (803) 540-1955

        11.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        11.3 Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by facsimile transmission, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart and that the Escrow Agent need not sign this Agreement for it to be effective among the other parties.

        11.4 Entire Agreement; Assignment. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the LOI, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Purchaser may assign its rights and delegate its obligations hereunder to its affiliates so long as Purchaser remains obligated to perform those obligations required to be performed by Purchaser hereunder.

        11.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        11.6 Other Remedies. Except as specifically set forth herein to the contrary, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        11.8 Alternative Dispute Resolution. Purchaser, Company and Sellers agree to the following as their sole and exclusive means of resolving any disputes arising from or in any way relating to this Agreement, except with regard to disputes arising under Sections 1.3 and 1.4, which shall be resolved under the dispute resolution provisions of such sections. For a period of 25 days after notice from either party, the parties shall attempt in good faith to resolve the dispute by direct negotiation of non-lawyer representatives of the parties. If the parties do not resolve the dispute within such 25-day period, either party may submit the matter to mediation with a professional mediation service selected by the parties. If the parties do not resolve the dispute through mediation within an additional 25-day period, either party may submit the dispute to binding arbitration with a professional arbitration service selected by the parties. If the parties do not otherwise agree on a mediation or arbitration service, such services shall be resolved through the AAA pursuant to its rules and procedures at their office in Los Angeles, California, or such other location as is mutually agreed to by Purchaser and Sellers. The costs of mediation and arbitration, including the fees and expenses of the mediator and arbitrator, shall be paid equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that the arbitrator shall have no power or authority to make any award that provides for punitive or exemplary damages. In the case of any "Contested Claim" (as defined in the Escrow Agreement), the arbitrator shall comply with the provisions of the Escrow Agreement. The arbitrator's decision shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. Notwithstanding the foregoing, nothing in this Section 11.8 shall be construed to limit the rights and remedies of Purchaser with respect to a breach by any Seller of the covenant contained in Sections 5.2 and 6.2, or of any provision of the Noncompetition Agreements.

        11.9 Attorneys' Fees. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs, and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        11.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                                   ARTICLE XII

                                   DEFINITIONS

        12.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings for purposes of this Agreement:

        "AAA" shall have the meaning set forth in Section 1.3(e) hereof.

        "Accountant" shall have the meaning set forth in Section 1.3(e) hereof.

        "Adjustment Amount" shall have the meaning set forth in Section 1.3(c) hereof.

        "Agreement" shall have the meaning set forth in the preamble hereof.

        "Audited Financial Statements" shall have the meaning set forth in
Section 2.7(a) hereof.

        "Basket Amount" shall have the meaning set forth in Section 9.2(b) hereof.

        "Business Facility" shall mean any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company or its Subsidiaries in connection with the operation of its business.

        "Business Rights" shall have the meaning set forth in Section 2.13 hereof.

        "Cash Consideration" shall have the meaning set forth in Section 1.2(a) hereof.

        "Claims" shall have the meaning set forth in Section 2.18 hereof.

        "Closing" shall have the meaning set forth in Section 1.5 hereof.

        "Closing Date" shall have the meaning set forth in Section 1.5 hereof.

        "Effective Time Balance Sheet" shall have the meaning set forth in
Section 1.3(c) hereof.

        "Closing Objection Confirmation" shall have the meaning set forth in
Section 1.3(d) hereof.

        "Closing Statement of Objection" shall have the meaning set forth in
Section 1.3(d) hereof.

        "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in section 4980B of the Code and sections 601 through 608 of ERISA.

        "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

        "Company" shall have the meaning set forth in the preamble hereof.

        "Company Authorizations" shall have the meaning set forth in Section
2.17 hereof.

        "Company Capital Stock" shall have the meaning set forth in Section A of the Recitals.

        "Company Charter Documents" shall have the meaning set forth in Section
2.1 hereof.

        "Company Disclosure Schedule" shall have the meaning set forth in
Article II hereof.

        "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation.

        "Company Financial Statements" shall have the meaning set forth in
Section 2.7(a) hereof.

        "Company Material Adverse Effect" shall mean any change, event or effect that is, or could reasonably be expected to be, materially adverse to (i) the business, assets (whether tangible or intangible), liabilities, general affairs, management, financial condition, prospects, operations or results of operations of the Company or its Subsidiaries, or (ii) the Company's ability to consummate the transactions contemplated by this Agreement.

        "Company Options" shall mean all issued and outstanding options or other rights (including commitments to grant options or other rights) to purchase or otherwise acquire (by payment of consideration, conversion or otherwise) any Company Capital Stock (whether or not vested) held by any person or entity.

        "Company's Accounting Policies" shall have the meaning set forth in
Section 1.3(b) hereof.

        "Company's Retained Environmental Liabilities" shall mean any liability, obligation, judgment, penalty, fine, cost or expense, of any kind or nature, or the duty to indemnify, defend or reimburse any Person with respect to: (i) the presence on or before the Closing Date of any Hazardous Materials in the soil, groundwater, surface water, air or building materials of any Building Facility ("Pre-Existing Contamination"); (ii) the migration at any time prior to or after the Closing Date of Pre-Existing Contamination to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (iii) any transportation, transfer, recycling, storage, use, handling, treatment, manufacture, removal, investigation, remediation, release, emission, sale, disposal or distribution of any Hazardous Materials, or any product or waste containing Hazardous Materials conducted at or on any Building Facility prior to the Closing Date or otherwise occurring prior to the Closing Date in connection with or to benefit the business ("Pre-Closing Hazardous Materials Activities");
(iv) the exposure of any person to Pre-Existing Contamination or to Hazardous Materials in the course of or as a consequence of any Pre-Closing Hazardous Materials Activities, without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (v) the violation of any Environmental Laws by the Company or any of its Subsidiaries, agents, employees, predecessors in interest, contractors, invitees or licensees prior to the Closing Date or in connection with any Pre-Closing Hazardous Materials Activities prior to the Closing Date; (vi) any actions or proceedings brought or threatened by any third party with respect to any of the foregoing; and (vii) any of the foregoing to the extent they continue after the Closing Date.

        "Confidentiality Agreement" shall have the meaning set forth in Section
6.3 hereof.

        "Conflict" shall have the meaning set forth in Section 2.5 hereof.

        "Contract(s)" shall have the meaning set forth in Section 2.5 hereof.

        "Closing Date" shall have the meaning set forth in Section 1.5 hereof.

        "Contingent Earn-Out Payment" shall have the meaning set forth in
Section 1.4(a) hereof.

        "Copyrights" shall have the meaning set forth in the definition of Intellectual Property Rights.

        "Co-Tenancy Agreement" shall have the meaning set forth in Section 6.17 hereof.

        "Council" shall have the meaning set forth in Section 6.16 hereof.

        "Customer Information" shall have the meaning set forth in Section 2.12(i) hereof.

        "Current Balance Sheet" shall have the meaning set forth in Section 2.7(a) hereof.

        "Disposal Site" shall mean a landfill, disposal agent, waste hauler or recycler of Hazardous Materials or any real property other than a Business Facility receiving Hazardous Materials used or generated by a Business Facility.

        "DOL" shall mean the United States Department of Labor.

        "Earn-Out Advance" shall have the meaning set forth in Section 1.2(f) hereof.

        "Earn-Out Advance Shares" shall have the meaning set forth in Section 1.2(f) hereof.

        "Earn-Out EBITDA" shall have the meaning set forth in Section 1.4(a) hereof.

        "Earn-Out Multiplier" shall have the meaning set forth in Section 1.4(a) hereof.

        "EBITDA" shall have the meaning set forth in Section 1.4(a) hereof.

        "EBITDA Escrow Agent" shall have the meaning set forth in Section 1.2(c) hereof.

        "EBITDA Escrow Agreement" shall have the meaning set forth in Section 1.2(c) hereof.

        "EBITDA Escrow Amount" shall have the meaning set forth in Section 1.2(c) hereof.

        "EBITDA Escrow Notice" shall have the meaning set forth in Section 1.4(i) hereof.

        "EBITDA Settlement Statement" shall have the meaning set forth in
Section 1.4(b) hereof.

        "Effective Time" shall mean 12:00 a.m. (Eastern standard time) on October 1, 2002.

        "Effective Time Balance Sheet" shall have the meaning set forth in
Section 1.3(c) hereof.

        "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate of the Company.

        "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company and any Employee.

        "Environmental Laws" shall mean all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Entity which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Occupational Safety and Health Act, and all comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Entities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing.

        "Environmental Permit" shall mean any approval, permit, license, clearance or consent required to be obtained from any private person or any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by the Company or its Subsidiaries.

        "Equipment" shall have the meaning set forth in Section 2.12(h) hereof.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean any person or entity under common control with the Company within the meaning of section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

        "Escrow Fund" shall have the meaning set forth in the Escrow Agreement.

        "Escrow Shares" shall have the meaning set forth in Section 1.3 hereof.

        "Expiration Date" shall have the meaning set forth in Section 9.1 hereof.

        "Extraordinary Expenses or Income" shall have the meaning set forth in
Section 1.4(a) hereof.

        "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

        "Financial Projections" shall have the meaning set forth in Section 2.7(b) hereof.

        "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980, as amended.

        "First Period" shall have the meaning set forth in Section 1.4(a) hereof.

        "First Period Earn-Out Amount" shall have the meaning set forth in
Section 1.4(a) hereof.

        "First Period EBITDA Baseline" shall have the meaning set forth in
Section 1.4(a) hereof.

        "First Period EBITDA Threshold" shall have the meaning set forth in
Section 1.4(a) hereof.

        "GAAP" shall mean United States generally accepted accounting principles consistently applied.

        "Governmental Entity" shall have the meaning set forth in Section 2.6 hereof.

        "Grant Thornton" shall have the meaning set forth in Section 1.3(c).

        "Group" shall mean the Purchaser and all other entities controlled by UTi.

        "Hazardous Material" shall mean any material, chemical, or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

        "Hazardous Materials Activity" shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or a product manufactured with Ozone depleting substances.

        "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indefinite Losses" shall have the meaning set forth in Section 9.2(c) hereof.

        "Indemnified Party" shall have the meaning set forth in Section 9.2(a) hereof.

        "Indemnity Escrow Agent" shall have the meaning set forth in Section 1.2(b) hereof.

        "Indemnity Escrow Agreement" shall have the meaning set forth in Section 1.2(b) hereof.

        "Indemnity Escrow Amount" shall have the meaning set forth in Section 1.2(b) hereof.

        "Intellectual Property" shall mean any or all of the following: (i) works of authorship including, computer programs, algorithms, routines, source code and executable code, whether embodied in software or otherwise, documentation, designs, files, records and data; (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets, show how, know how and techniques; (iv) databases, data compilations and collections and technical data; (v) processes, devices, prototypes, schematics, bread boards, net lists, mask works, test methodologies and hardware development tools; (vi) logos, trade names, trade dress, trademarks, service marks, World Wide Web addresses, uniform resource locators and domain names, tools, methods and processes; and (vii) all instantiations of the foregoing in any form and embodied in any media.

        "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures ("Patents"); (ii) all trade secrets and similar rights in know how and confidential or proprietary information; (iii) all copyrights, copyright registrations and applications therefore and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all industrial designs and any registrations and applications therefore throughout the world; (v) mask works, mask work registrations and applications therefore, and all other rights corresponding thereto throughout the world ("Mask Works"); (vi) all rights in World Wide Web addresses, uniform resource locators and domain names and applications and registrations therefore; (vii) all rights in all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefore and all goodwill associated therewith throughout the world ("Trademarks"); and (viii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

        "Interested Person" shall have the meaning set forth in Section 2.16 hereof.

        "IRS" shall mean the United States Internal Revenue Service.

        "Kimberly-Clark Release" shall have the meaning set forth in Section
2.18 hereof.

        "Knowledge," when used with reference to a Seller shall mean the knowledge of such individual after reasonable inquiry and the collective knowledge of the Company's directors and Leonard Bagwell, Bill Church, Samuel Clarke, Jim Durbin, Bill Gates, Korbin Johnston, Diane Lowman, Ilona McClure, Sia Negaran, Elijah Ray, Claude Walker, Doug Walker and Jamie Walker. A fact or circumstance will be deemed to be "Known" by a Seller if it is known by any one of the foregoing persons or should have been known by such persons in light of their positions and responsibilities.

        "LOI" shall mean the letter of intent dated June 20, 2002 among the Company, Sellers and UTi.

        "Lease Agreements" shall have the meaning set forth in Section 2.12(c) hereof.

        "Leased Real Property" shall have the meaning set forth in Section 2.12(a) hereof.

        "Lien" shall mean all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

        "Long Term Incentive Plan" shall mean the Standard Corporation Long Term Incentive Plan, which plan was never formally adopted by the Company.

        "Loss" shall have the meaning set forth in Section 9.2(a) hereof.

        "Management Agreement" shall have the meaning set forth in Section 2.12(j) hereof.

        "Minimum Amount" shall have the meaning set forth in Section 1.3(a) hereof.

        "MONY" shall have the meaning set forth in Section 2.12(j) hereof.

        "MONY Loan Documents" shall have the meaning set forth in Section 2.12(j) hereof.

        "Net Tangible Assets" shall have the meaning set forth in Section 1.3(b) hereof.

        "Non-Competition Agreements" shall have the meaning set forth in Section 7.3(k) hereof.

        "Objection" shall have the meaning set forth in Section 9.2(d) hereof.

        "Objection Confirmation" shall have the meaning set forth in Section 1.4(c) hereof.

        "Outstanding Debt" shall have the meaning set forth in Section 2.8 hereof.

        "Owned Real Property" shall have the meaning set forth in Section 2.12(a) hereof.

        "Patents" shall have the meaning set forth in the definition of Intellectual Property Rights.

        "Payment Shares" shall have the meaning set forth in Section 1.4(g) hereof.

        "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of section 3(2) of ERISA.

        "Permit" shall have the meaning specified in Section 2.21(c) hereof.

        "Plan" shall have the meaning set forth in Section 2.2(b).

        "Pre-Closing Period" shall have the meaning set forth in Section 8.2(a) hereof.

        "Pre-Closing Hazardous Materials Activities" shall have the meaning set forth in Section 2.21(a)(vii) hereof.

        "Pre-Existing Contamination" shall have the meaning set forth in Section 2.21(a)(vii) hereof.

        "Price Allocation" shall have the meaning set forth in Section 8.1(b) hereof.

        "Proceedings" shall have the meaning set forth in Section 8.3 hereof.

        "Purchase" shall have the meaning set forth in Section B of the Recitals.

        "Purchase Price" shall have the meaning set forth in Section 1.2 hereof.

        "Purchaser" shall have the meaning set forth in the preamble hereof.

        "Purchaser Material Adverse Effect" shall mean any change, event or effect that is, or would reasonably be expected to be, materially adverse to (i) the business, assets (whether tangible or intangible), liabilities, financial condition, operations or results of operations of Purchaser and its subsidiaries, taken as a whole, or (ii) Purchaser's ability to consummate the transactions contemplated by this Agreement, except, in each case, any such change, event or effect resulting from (A) fluctuations in the trading price of Purchaser Common Stock, or (B) any failure by Purchaser to meet or exceed analyst projections or forecasts or published revenue or earnings expectations.

        "Qualified Expenses" shall have the meaning set forth in Section 1.4(a) hereof.

        "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (i) Patents, including applications therefore; (ii) registered Trademarks, applications to register Trademarks, including intent to use applications, or other registrations or applications related to Trademarks;
(iii) Copyright registrations and applications to register Copyrights; (iv) registered Mask Works and applications to register Mask Works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any private, state, government or other public legal authority at any time.

        "Releases" shall have the meaning set forth in Section 6.13 hereof.

        "Representative" shall have the meaning set forth in Section 5.2 hereof.

        "Reviewed Adjustment Amount" shall have the meaning set forth in Section 1.3(d) hereof.

        "Reviewed EBITDA Settlement Statement" shall have the meaning set forth in Section 1.4(c) hereof.

        "Sage Mill Releases" shall have the meaning set forth in Section 6.17 hereof.

        "Second Period" shall have the meaning set forth in Section 1.4(a) hereof.

        "Second Period Earn-Out Amount" shall have the meaning set forth in
Section 1.4(a) hereof.

        "Second Period EBITDA Baseline" shall have the meaning set forth in
Section 1.4(a) hereof.

        "Second Period EBITDA Threshold" shall have the meaning set forth in
Section 1.4(a) hereof.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Sellers" shall mean any holder of any Company Capital Stock immediately prior to the Closing.

        "Sellers' Conflict" shall have the meaning set forth in Section 3.6 hereof.

        "Sellers' Representative" shall have the meaning set forth in Section
6.15 hereof.

        "Special Losses" shall have the meaning set forth in Section 9.2(c) hereof.

        "Standard Properties" shall have the meaning set forth in Section 2.3 hereof.

        "Statement of Objection" shall have the meaning set forth in Section 1.4(c) hereof.j

        "Straddle Period" shall have the meaning set forth in Section 8.2(a) hereof.

        "Structures" shall have the meaning set forth in Section 2.12(e) hereof.

        "Subsidiary" and "Subsidiaries" shall have the meaning set forth in
Section 2.3 hereof.

        "Tax" For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this paragraph as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this paragraph as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a transferor or predecessor entity.

        "Third Party Expenses" shall have the meaning set forth in Section 6.4 hereof.

        "338 Election" shall have the meaning set forth in Section 8.1(a) hereof.

        "Trading Price" shall mean the average closing sale price of UTi Ordinary Shares, as reported on the Nasdaq National Market, for the tenth through the sixth trading day preceding (a) the Closing Date in the case of the Earn-Out Advance Shares or (b) the date established for payment of any Payment Shares (if any).

        "Transaction Agreements" shall have the meaning set forth in Section 2.4 hereof.

        "Transfer" shall have the meaning set forth in Section 6.12(a) hereof.

        "UTi" shall mean UTi Worldwide Inc., a British Virgin Islands company.

        "UTi Ordinary Shares" shall mean the ordinary shares, no par value per share, of UTi.


                  [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, Purchaser, the Company and the Sellers have caused this Agreement to be signed, all as of the date first written above.


                                          "PURCHASER"

                                          UNION-TRANSPORT (U.S.) HOLDINGS, INC.,
                                          (a Delaware corporation)


                                          By:      /s/ Roger I. MacFarlane
                                              ----------------------------------
                                              Name:  Roger I. MacFarlane
                                              Title: Chief Executive Officer


                                          "COMPANY"

                                          STANDARD CORPORATION,
                                          (a South Carolina corporation)


                                          By:         /s/  Bill Gates
                                              ----------------------------------
                                              Name:  Bill Gates
                                              Title: Chief Operating Officer


                                          "SELLERS"


                                                 /s/  Samuel Clarke, Jr.
                                           -------------------------------------
                                           Samuel Clarke, Jr., Individual



                                                 /s/  James H. Walker
                                           -------------------------------------
                                           James H. Walker, Individual


                                                 /s/  Claude M. Walker, Jr.
                                           -------------------------------------
                                           Claude M. Walker, Jr., Individual



                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT